UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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BUCYRUS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

____________________________________

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

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Bucyrus International, Inc.

P.O. Box 500

1100 Milwaukee Avenue

South Milwaukee, Wisconsin 53172

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Bucyrus International, Inc:

On behalf of our Board of Directors, you are cordially invited to attend our 2007 annual meeting of stockholders, which will be held on Wednesday, April 25, 2007 at 10 a.m. Central Standard Time at Discovery World, 500 North Harbor Drive, Milwaukee, Wisconsin for the following purposes:

1.	To elect three persons to our Board of Directors;
2.	To ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm;
3.	To approve an amendment to, and restatement of, the Bucyrus International, Inc. 2004 Equity Incentive Plan, which will be renamed the “Bucyrus International, Inc. Omnibus Incentive Plan 2007”; and
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 13, 2007 as the record date for the determination of the stockholders entitled to notice of, and to vote at, our annual meeting.

We hope that you will be able to attend the meeting in person, but if you are unable to do so, please complete, sign and promptly mail back the enclosed proxy card using the return postage paid envelope provided. If, for any reason, you should change your plans, you can revoke the card at any time before the meeting. Mailing your proxy card in the enclosed return envelope will not limit your right to vote in person or to attend our annual meeting of stockholders. This proxy statement and proxy card are being mailed to stockholders beginning on or about March 23, 2007.

Sincerely,

/s/Craig R. Mackus

Craig R. Mackus

Chief Financial Officer and Secretary

South Milwaukee, Wisconsin

March 22, 2007

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, APRIL 25, 2007

ATTENDANCE AND VOTING MATTERS

Bucyrus International, Inc., a Delaware corporation (referred to in this proxy statement as “we”, “our”, “us” or “Company”), is mailing this proxy statement to stockholders in connection with a solicitation of proxies by our Board of Directors (“Board”) for use at our 2007 annual meeting of stockholders to be held on Wednesday, April 25, 2007 at 10 a.m. Central Standard Time at Discovery World, 500 North Harbor Drive, Milwaukee, Wisconsin and all adjournments or postponements thereof (“Annual Meeting”), for the purposes set forth in the attached Notice of 2007 Annual Meeting of Stockholders.

Voting at Our Annual Meeting

Execution of a proxy given in response to this solicitation will not affect a stockholder’s right to attend our Annual Meeting and to vote in person. Presence at our Annual Meeting of a stockholder who has signed a proxy does not in itself revoke a proxy. Any stockholder giving a proxy may revoke it at any time before the meeting by giving notice thereof to us in writing by attending our Annual Meeting and voting in person, or by delivering a proxy bearing a later date.

Voting by Proxy

To vote your shares by proxy, please complete the enclosed proxy card and return it to us before our Annual Meeting. We will vote your shares as you direct on your properly executed proxy card. The shares represented by executed but unmarked proxies will be voted FOR the election to the Board of the three nominees for director named below, FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007, FOR approval of the amendment to, and restatement of, our 2004 Equity Incentive Plan (to be renamed the Bucyrus International, Inc. Omnibus Incentive Plan 2007) and on such other business or matters as may properly come before our Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the ratification of the auditors and the approval of the amendment to and restatement of our 2004 Equity Incentive Plan, as of the date of this Proxy Statement, our Board has no knowledge of any other matters to be presented for action by the stockholders at our Annual Meeting.

Who Can Vote and the Number of Votes You Have

Only holders of record of our Class A common stock (“Common Stock”) at the close of business on March 13, 2007 (“Record Date”) are entitled to notice of and to vote at our Annual Meeting. On the Record Date, 31,609,389 shares of our Common Stock were outstanding and entitled to vote. Each such share is entitled to one vote on each matter submitted for stockholder approval at our Annual Meeting.

Required Vote

Proposal 1: Directors are elected by a plurality of the votes cast at our Annual Meeting. To be elected by a “plurality” of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication on the proxy card that you wish to “withhold authority”, by a broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

Proposal 2: The affirmative vote of the holders of a majority of shares of our Common Stock represented and voted at our Annual Meeting is required for ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2007.

Proposal 3: The affirmative vote of the holders of a majority of shares of our Common Stock represented and voted at our Annual Meeting is required to approve the amendment to, and restatement of, our 2004 Equity Incentive Plan, which will be renamed the Omnibus Incentive Plan 2007.

A quorum of stockholders is necessary to take action at our Annual Meeting. A majority of the outstanding shares of our Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at our Annual Meeting. Votes cast by proxy or in person at our Annual Meeting will be tabulated by the inspectors of election appointed for our Annual Meeting. For purposes of determining whether or not a matter submitted to the stockholders for a vote has been approved, abstentions will have the same effect as shares of our Common Stock that have been withheld for the purpose of electing directors and as voted “against” the other proposals. Broker non-votes will have no effect on the voting.

ELECTION OF DIRECTORS

(Proposal 1)

Our Board currently consists of nine persons and is currently divided into three equal classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term and until their successors are duly elected and qualified. Directors elected at our Annual Meeting will hold office for a three-year term expiring at our 2010 annual meeting of stockholders and until their successors are duly elected and qualified. Our other directors are not up for election this year and will continue in office for the remainder of their terms.

As of the date of this Proxy Statement, the nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the Board to substitute some other person or persons for any of the nominees, it is intended that the shares represented by proxies received and voted for such other candidate, or not voted, will be voted for another nominee selected by our Board.

Nominees for Election at the Annual Meeting

The following sets forth certain information, as of the Record Date, about each of the nominees for election at our Annual Meeting. All three of the nominees are presently directors of our Company.

EDWARD G. NELSON, 75, formed Nelson Capital Corp., a merchant banking firm, in 1985, and has served as its president and chairman of the board since its organization. Mr. Nelson serves as a director of Ohio Star Forge, Inc., and Central Parking Corporation. Mr. Nelson also serves as a trustee of Vanderbilt University and is Honorary Consul General of Japan. Mr. Nelson has been a director of our Company since 2004. Mr. Nelson is a member of the Compensation Committee and is the chairman of the Nominating and Corporate Governance Committee.

THEODORE C. ROGERS, 72, served as chief executive officer of our Company from December 1999 to March 2004 and since March 2004 has served as our chairman of the board. Mr. Rogers also served as our president from December 1999 to August 2000. Mr. Rogers co-founded American Industrial Partners, a private equity firm, which was our controlling stockholder until November 2004, and has been an officer and director of the firm since 1988. Mr. Rogers was president, chairman, chief executive officer and chief operating officer of NL Industries from 1980 to 1987. He is also a director of Central Industrial Supply, Inc. and Great Lakes Carbon LLC. Mr. Rogers has been a director of our Company since 1997.

ROBERT C. SCHARP, 60, has been chairman since 2003 of the Mining Advisory Council of Shell Canada Ltd., a large integrated oil company, which reviews all aspects of Shell’s oil sands mining operations in Alberta, Canada. Mr. Scharp serves as a director of Foundation Coal Holdings, Inc. From April 2002 to March 2003, Mr. Scharp was a director of Horizon Natural Resources. Mr. Scharp held various positions with Kerr-McGee from 1975 to 1997. From 1997 to 2001, Mr. Scharp was the chief executive officer of Shell Coal Pty. Ltd. , which became Anglo Coal Australia Pty. Ltd. Mr. Scharp has been a director of our Company since July 2005 and is a member of the Nominating and Corporate Governance Committee.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOREGOING NOMINEES FOR DIRECTOR.

Directors Remaining in Office Until 2008

RONALD A. CRUTCHER, 59, has been president of Wheaton College, a private, national liberal arts college in Norton, Massachusetts, since 2004. From 1999 to 2004, Dr. Crutcher served as provost and executive vice president for academic affairs of Miami University, a public university in Ohio, and from 1994 to 1999 he served as director of the School of Music and the Florence Thelma Hall Centennial Chair in Music at the University of Texas at Austin. He also was vice president of academic affairs and dean of the conservatory at the Cleveland Institute of Music from 1990 to 1994. Dr. Crutcher has been a director of our Company since 2004 and is a member of the Audit Committee and the Compensation Committee.

ROBERT W. KORTHALS, 73, has been non-executive chairman of Cadillac Fairview Corporation, a wholly owned subsidiary of the Ontario Teachers’ Pension Plan Board, since January 2007 and is a director of Cognos Inc., easyhome Ltd., Great Lakes Carbon Income Trust, Mulvihull Exchange Traded Closed End Funds and Jannock Properties Ltd. Mr. Korthals joined the Toronto Dominion Bank in 1967, was appointed president in 1981 and served in that capacity until 1995. Mr. Korthals has been a director of our Company since 2004 and is the chairman of the Compensation Committee and a member of the Audit Committee.

GENE E. LITTLE, 63, is a director and audit and compensation committee member of Great Lakes Carbon LLC and a director and member of the audit committee of Huntington Bancshares Incorporated. Mr. Little held various positions with The Timken Company, a global manufacturer of highly engineered bearings, alloy and specialty steel and related components, from 1967 to 2002 and most recently served as its senior vice president finance (the chief financial officer) from 1992 to 2002. In 2003, Mr. Little became a director and finance committee member of Walsh University, a private university in Ohio. Mr. Little has been a director of our Company since 2004. Mr. Little is the chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

Directors Remaining in Office Until 2009

PAUL W. JONES, 58, has been the chairman of the board, president and chief executive officer of A. O. Smith Corporation, a diversified manufacturer of electrical and water products for residential, commercial and industrial customers, since 2005. Mr. Jones was president and chief operating officer of A. O. Smith Corporation from 2004 to 2005. Prior to joining A. O. Smith Corporation, Mr. Jones was chairman and chief executive officer of U.S. Can Company, Inc., a leading provider of containers for personal care, household, industrial and specialty products, from 1998 to 2002. Mr. Jones was previously president and chief executive officer of Greenfield Industries, Inc. from 1993 to 1998 and president from 1989 to 1992. Mr. Jones is a director of Federal Signal Corporation. Mr. Jones has been a director of our Company since July 2006 and is a member of the Compensation Committee. Mr. Jones’ nomination was recommended by our Nominating and Corporate Governance Committee based upon a search performed by such committee.

ROBERT L. PURDUM, 71, is a director and has been a partner of American Industrial Partners, a private equity firm, which was our controlling stockholder until November 2004, since 1996. Mr. Purdum was the non-executive chairman of our Board from 1997 to March 2004. Mr. Purdum retired as chairman of Armco, Inc. in 1996. From November 1990 to 1996, Mr. Purdum was chairman and chief executive officer of Armco, Inc. Mr. Purdum is also a director of Freedom Bank-Bradenton, FL. Mr. Purdum has been a director of our Company since 1997.

TIMOTHY W. SULLIVAN, 53, became our company’s president and chief executive officer in March 2004 and was previously our president and chief operating officer from August 2000 to March 2004. Mr. Sullivan rejoined us in January 2000 as our executive vice president. From January 1999 through December 1999, Mr. Sullivan served as president and chief executive officer of United Container Machinery, Inc. From June 1998 through December 1998, Mr. Sullivan was our executive vice president–marketing and from April 1995 through May 1998 was our vice president marketing and sales. Mr. Sullivan is also a director of Foundations Bank in Pewaukee, Wisconsin. Mr. Sullivan has been a director of our Company since 2000.

CORPORATE GOVERNANCE

Board of Directors - General

Our Board held six meetings in 2006. Each current director attended at least 82% of the aggregate of the total number of meetings of our Board and the total number of meetings of all committees of our Board on which the director served during 2006. All directors are expected to attend our Annual Meeting. All directors attended our 2006 annual meeting of stockholders.

Our Board has determined that each of Messrs. Crutcher, Jones, Korthals, Little, Nelson and Scharp are independent under NASDAQ listing standards. Additionally, we believe that Messrs. Rogers and Purdum will become independent under the NASDAQ listing standards in November 2007. Our Board generally uses the director independence standards set forth by NASDAQ as its subjective independence criteria for directors, and then makes an affirmative determination as to each director’s independence by taking into account other, objective criteria as applicable.

Stockholder Communications

Stockholder communications intended for our Board or for particular directors may be sent to the attention of our Secretary at Bucyrus International, Inc., 1100 Milwaukee Ave., South Milwaukee, Wisconsin 53172. The Secretary will forward all appropriate communications to our Board or to particular directors as directed or as appropriate. Stockholders may also communicate directly with the non-management directors of our Board by directing communications to Bucyrus International, Inc., 1100 Milwaukee Ave., South Milwaukee, Wisconsin 53172, Attn: Chairman.

Committees of the Board

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by our Board. Copies of each of these charters are available on our Internet site (www.bucyrus.com).

Audit Committee

Our Audit Committee is comprised of Dr. Crutcher, Mr. Korthals and Mr. Little, each of whom has been determined by our Board to be an independent director under NASDAQ listing standards, and is chaired by Mr. Little. This committee is generally responsible for the oversight of our accounting, reporting and financial control practices. Among other functions, our Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Our Board has determined that Mr. Little is an “audit committee financial expert” as within the definition of the Securities and Exchange Commission (“SEC”). Our Audit Committee met five times during 2006.

Compensation Committee

Our Compensation Committee is comprised of Dr. Crutcher, Mr. Jones, Mr. Korthals, and Mr. Nelson, and is chaired by Mr. Korthals. Our Board has determined that all members of the current committee are independent under NASDAQ listing standards. No member of our Board or our Compensation Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

This committee approves, administers and interprets our director, officer and employee compensation and benefit policies, including incentive programs. This committee is responsible for establishing all executive officers’ compensation. Our Compensation Committee met six times during 2006.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Messrs. Little, Nelson and Scharp, and is chaired by Mr. Nelson. Our Board has determined that all members of the current committee are independent under NASDAQ listing requirements.

This committee oversees the evaluation of our Board and management, nominates directors for election by stockholders, nominates committee chairpersons and, in consultation with the committee chairpersons, nominates directors for membership on the committees of our Board.

Our Nominating and Corporate Governance Committee identifies nominees for director positions based upon suggestions by non-employee directors, management members and/or stockholders. The selection criteria for membership on our Board include, at a minimum, whether the nominee has demonstrated, by significant accomplishment in the nominee’s field, an ability to make a meaningful contribution to our Board’s oversight of our business and affairs and the nominee’s reputation for honesty and ethical conduct in the nominee’s personal and professional activities. Additional factors that the committee may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with our Company, and independence from management and our Company. In considering these criteria, the committee will also seek to have our Board represent a diversity of backgrounds, experience, gender and race. Our Nominating and Corporate Governance Committee met five times during 2006.

Our Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders based upon the same criteria as applied to candidates identified by our Board or our management. Recommendations should be directed to the committee in care of our Secretary. Under our Bylaws, stockholder nominations of directors must be received by us at our principal executive offices, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172, directed to the attention of the Secretary, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and any such nominations must contain the information specified in our Bylaws. The deadline for submission of nominations for our Annual Meeting has passed. Candidate submissions by stockholders for our 2008 annual meeting of stockholders must be received by us by January 26, 2008.

Policies and Procedures Governing Related Person Transactions

In February 2007, our Board adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers, nominees for director, holder of 5% or more of our Common Stock or any of their immediate family members; and

•

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to our Audit Committee certain information relating to related person transactions for review, approval or ratification by our Audit Committee. Disclosure to our Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. Our Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of our Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to our full Board.

Pursuant to these new policies and procedures, our Audit Committee ratified our ongoing employment and compensation of Andrew J. Hansen, our director – machine sales administration. Mr. Hansen is the son-in-law of Mr. Sullivan, our president and chief executive officer. Mr. Hansen’s total cash compensation in 2006 was $154,102.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Significant Stockholders

The following table sets forth the beneficial ownership of our Common Stock as of the Record Date by each person who is known to us to be the beneficial owner of more than 5% of our outstanding Common Stock as of the Record Date. Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below.

Name and Address of Beneficial Owner	Number of Shares (1)	Percent

EARNEST Partners, LLC (1)	3,899,620	12.3%
Neuberger Berman Inc. (2)	3,745,668	11.8%
FMR Corp. (3)	2,349,462	7.4%
Citadel Limited Partnership (4)	1,939,311	6.1%

_______________________

(1)

Based on information contained in a Schedule 13G/A filed with the SEC on February 2, 2007. The Schedule 13G/A states that the address of EARNEST Partners, LLC is 1180 Peachtree Street N.E., Suite 2300, Atlanta, Georgia 30309. The Schedule 13G/A states that EARNEST Partners, LLC has the sole power to vote or direct the vote of 1,009,058 of these shares, the shared power to vote or direct the vote of 1,289,538 of these shares and the sole power to dispose or to direct the disposition of 3,899,620 of these shares.

(2)

Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2007. The Schedule 13G/A states that the address of Neuberger Berman Inc. is 605 Third Ave., New York, New York, 10158. The Schedule 13G/A states that Neuberger Berman Inc. has the sole power to vote or direct the vote of 173,168 of these shares, the shared power to vote or direct the vote of 2,605,150 of these shares and the shared power to dispose or to direct the disposition of 3,745,668 of these shares.

(3)

Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2007. The Schedule 13G/A states that the address of FMR Corp., the parent holding company of Fidelity Management & Research Company, is 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G/A states that FMR Corp. has the sole power to vote or direct the vote of 1,318,353 of these shares and sole power to dispose or to direct the disposition of 2,349,462 of these shares.

(4)

Based on information contained in a Schedule 13G filed with the SEC on February 15, 2007. The Schedule 13G states that the address of Citadel Limited Partnership is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois, 60603. The Schedule 13G states that Citadel Limited Partnership and its affiliates have the shared power to vote or direct the vote, and the shared power to dispose or to direct the disposition, of 1,939,311 of these shares.

Executive Officers and Directors

The following table sets forth the beneficial ownership as of the Record Date of our Common Stock by each of our directors, each of the executive officers named in the Summary Compensation Table below, and by all of our current directors and named executive officers as a group. Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below. No individual or group beneficially owns more than 1% of our outstanding Common Stock.

Name of Beneficial Owner	Number of Shares (1)

John F. Bosbous (2) (8)	24,858

Frank B. Bruno (3)	0

Ronald A. Crutcher	332

Paul W. Jones	403

Robert W. Korthals	5,403

Kenneth W. Krueger (4) (8)	31,216

Gene E. Little	3,000

Craig R. Mackus (5) (8)	33,081

Edward G. Nelson	2,500

Robert L. Purdum	3,750

Theodore C. Rogers	7,500

Robert C. Scharp	0

Timothy W. Sullivan (6) (8)	84,504

All current directors and named executive officers as a group (12 persons) (7) (8)	196,547

_____________________
(1)

The share ownership information presented above includes (i) all shares of “base” restricted stock and “premium” restricted stock, whether or not fully vested; (ii) all shares of our Common Stock that are issuable upon the exercise of vested stock options; and (iii) all shares of our Common Stock issuable upon exercise of vested stock appreciation rights calculated using the closing price of our Common Stock as of December 31, 2006. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

(2)

Includes 1,647 shares of our Common Stock, 9,600 shares issuable upon exercise of vested stock options, 7,875 shares of “base” restricted stock, 5,250 shares of “premium” restricted stock and 486 shares issuable upon exercise of vested stock appreciation rights calculated using the closing price of our Common Stock as of December 31, 2006.

(3)	Mr. Bruno’s employment with us ended on October 15, 2006.
(4)

Includes 2,760 shares of our Common Stock, 2,400 shares of restricted stock awarded in 2007, 15,075 shares of “base” restricted stock and 10,050 shares of “premium” restricted stock awarded in 2006, and 931 shares issuable upon exercise of vested stock appreciation rights calculated using the closing price of our Common Stock as of December 31, 2006.

(5)

Includes 5,025 shares of our Common Stock, 2,000 shares of restricted stock awarded in 2007, 15,075 shares of “base” restricted stock and 10,050 shares of “premium” restricted stock awarded in 2006, and 931 shares issuable upon exercise of vested stock appreciation rights calculated using the closing price of our Common Stock as of December 31, 2006.

(6)

Includes 12,562 shares of our Common Stock, 6,800 shares of restricted stock awarded in 2007, 37,688 shares of “base” restricted stock and 25,125 shares of “premium” restricted stock awarded in 2006, and 2,329 shares issuable upon exercise of vested stock appreciation rights calculated using the closing price of our Common Stock as of December 31, 2006.

(7)

Includes 44,882 shares of our Common Stock, 9,600 shares issuable upon exercise of vested stock options, 11,200 shares of restricted stock awarded in 2007, 75,713 shares of “base” restricted stock and 50,475 shares of “premium” restricted stock awarded in 2006, and 4,677 shares issuable upon exercise of vested stock appreciation rights calculated using the closing price of our Common Stock as of December 31, 2006.

(8)

The shares of restricted stock awarded in 2007 fully cliff vest on December 31, 2010, provided such executive is still employed by us on that date. The shares of “base” restricted stock awarded in 2006 fully cliff vest on December 31, 2009, provided such executive is still employed by us on that date, although vesting of a portion of these shares may be accelerated at a rate of 25% per year on each of December 31, 2007, 2008 and 2009 upon our attainment of certain defined financial goals (25% vested on December 31, 2006). The shares of “premium” restricted stock are subject to partial vesting on December 31, 2007, 2008 and 2009 based on our meeting certain financial performance criteria and then are subject to full vesting on December 31, 2009, provided such executive is still employed by us on that date (25% partially vested on December 31, 2006). See “COMPENSATION DISCUSSION AND ANALYSIS – Elements of Compensation – 2004 Equity Incentive Plan.”

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis, or “CD&A,” is intended to provide information about our compensation philosophy, principles and processes for our chief executive officer, our chief financial officer and our two other current executive officers, along with one of our former executive officers for whom disclosure would have been required but for the fact that he no longer served as an executive officer on December 31, 2006 (we sometimes collectively refer to these executive officers as our “named executive officers”). This CD&A is intended to provide you with a better understanding of why and how we make our executive compensation decisions and facilitate your reading of the information contained in the tables and descriptions that follow this discussion. Our CD&A is organized as follows:

•

Overview of Our Executive Compensation Philosophy. In this section, we describe our executive compensation philosophy and the core principles underlying our executive compensation programs and decisions.

•	Role of Our Compensation Committee. This section describes the process and procedures that our Compensation Committee followed to arrive at its executive compensation decisions.
•	Total Compensation. In this section, we describe our named executive officers’ total compensation.
•	Elements of Compensation. This section includes a description of the types of compensation paid and payable to our executive officers.
•	Executive Stock Ownership Guidelines. This section describes the stock ownership guidelines applicable to our named executive officers.
•

Impact of Tax and Accounting Considerations. This section discusses Section 162(m) of the Internal Revenue Code and certain accounting consequences that have impacted some of our executive compensation programs and decisions.

Overview of Our Executive Compensation Philosophy

Our executive compensation and benefit programs are designed principally to advance the following core principles:

•

Strive to compensate our executives at competitive levels to attract and retain talented management employees that will continue to promote our ongoing growth and domestic and international expansion in our highly competitive and cyclical industry.

•

Provide our executives with the opportunity to earn above-market compensation on both a near-term and long-term basis compared to similarly situated executives of our peer group of companies if we meet or exceed our targeted financial performance goals.

•

Directly link our executives’ annual cash bonuses and, to a lesser extent, long-term equity-based compensation to the achievement of our established financial performance goals, as well as, in the case of our equity-based incentives, our stock price over time.

We believe that implementing an executive compensation program that is focused on achieving these core principles will benefit our company, and ultimately our stockholders over the long-term, by helping us attract and retain highly qualified and industry-experienced executives who are committed to our continued growth and long-term success.

Role of Our Compensation Committee

Our Compensation Committee approves, administers and interprets our executive compensation and benefit programs, including our existing Executive Officer Incentive Plan and 2004 Equity Incentive Plan and, if approved by our stockholders at the Annual Meeting, our Omnibus Incentive Plan 2007. Our Compensation Committee is appointed by our Board, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act. Our Compensation Committee is comprised of Dr. Ronald A. Crutcher, Mr. Paul W. Jones, Mr. Robert W. Korthals and Mr. Edward G. Nelson, and is chaired by Mr. Korthals.

Our Compensation Committee ensures that our executive compensation and benefit programs are consistent with our executive compensation philosophy and advance our underlying executive compensation core principles and, is responsible for establishing the compensation packages provided to our named executive officers and other key employees. Our Compensation Committee reviews on an annual basis the performance of our chief executive officer and, with assistance from our chief executive officer, the other named executive officers and our other key employees and determines their total compensation and its various elements based on the factors discussed below. In 2006, we recruited a substantial number of new management team members. Our Compensation Committee believes that our compensation packages and benefits must be structured to ensure that we can continue to attract, retain and motivate highly qualified executive talent to support our planned continued domestic and international growth strategies.

In making compensation decisions for 2006, our Compensation Committee received advice from the compensation consulting firm of Pearl Meyer & Partners (“Pearl Meyer”). Pearl Meyer was engaged by our vice president of human resources in consultation with our Board and management to conduct an analysis of proxy data. Based on the advice of Pearl Meyer, our Compensation Committee increased our executives’ base salary, target annual cash bonus levels and target annual long-term equity incentive award values to more closely approximate market median levels compared to our selected peer group of companies. Additionally, our Compensation Committee provided our executives and key employees with the opportunity to earn above-market compensation on both a near-term cash and long-term equity basis compared to similarly situated executives at our peer group of companies if we met or exceeded our targeted financial performance goals. Ten companies comprised our selected peer group for purposes of determining our 2006 executive compensation decisions. This group of ten publicly traded industrial manufacturing companies represented a competitive market to our Company, with an average revenue of approximately $700 million. More specific information on how our Compensation Committee decided each element of our executives’ 2006 total compensation is described below.

In order to further assess the competitiveness of our executives’ compensation and provide our Compensation Committee with a high level review of our current executive compensation plans, we hired the compensation consulting firm of Towers Perrin in August 2006 to assist our Compensation Committee in evaluating our executive compensation programs and making its 2007 executive compensation decisions. Towers Perrin was one of three nationally-recognized compensation consulting firms selected by our Compensation Committee to submit formal engagement proposals. Although Towers Perrin was hired by our management based on its formal engagement proposal, Towers Perrin provides direct reports to our Compensation Committee. Towers Perrin analyzed our executives’ base salary, actual and target annual incentives, total cash compensation, expected value of long-term incentives and total direct compensation. Towers Perrin also provided our Compensation Committee with an assessment of our various executive benefits and perquisites. In connection with its analysis and to assist our Compensation Committee in evaluating our executive compensation programs and making its 2007 executive compensation decisions, Towers Perrin broadened our peer group to include a 2006 proxy statement analysis of the 2005 executive compensation at 30 publicly-traded companies in the construction and industrial machinery industries with median annual revenues of approximately $1 billion. Additionally, in assessing the competitiveness of our executives’ compensation and providing advice to our Compensation Committee, Towers Perrin compared our executive compensation levels to Towers Perrin’s 2006 executive compensation database and Watson Wyatt’s 2005/2006 top management survey. In this regard, Towers Perrin matched our executives’ positions to market benchmarks in general industry on the basis of job content and scope. Where possible, Towers Perrin used regression equations to develop competitive compensation for each position.

As a result of its analysis, Towers Perrin advised our Compensation Committee that our executives’ base salaries and target bonuses were generally at or below market median levels. However, Towers Perrin noted that our actual bonuses paid were above target for most comparable executives, as a consequence of our exceeding our historical financial performance goals. As a result, Towers Perrin advised that our executives’ total direct compensation, in general, was competitive with the market median. Towers Perrin considered compensation that was within 15% of the targeted market position to be competitive. Based on these findings and its comprehensive analysis, Towers Perrin made the following recommendations to our Compensation Committee:

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Since several of our executives had base salaries significantly below the market median, Towers Perrin recommended that our Compensation Committee consider, where appropriate, above-market salary increases.

•	Since our target bonuses were generally at or below market median levels, Towers Perrin suggested that our Compensation Committee consider adjustments.
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Consider changing our practice to include a threshold payment for achievement of a specified percentage of our financial performance targets, because Towers Perrin noted that our current practice of not including a threshold payment is unusual for a cyclical company like ours and may not properly align pay and performance, resulting in a lower “expected value” of our bonus structure to our executives and key employees.

•	Consider changing our current pay for performance schedule, especially for a cyclical company like ours.
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Consider using a broader return measure for our annual cash bonuses and long-term equity incentives to incorporate expected returns for both equity and debt by changing one of our financial performance measures from return on assets to return on invested capital.

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Consider clarifying the objectives of our long-term incentives and making changes to better align our program with these objectives. Suggested specific areas to consider clarifying or changing included:

•	Targeting annual long-term equity incentive grant dollar-denominated values.
•	Reconsidering the current mix and form of payout as among restricted stock, options, stock appreciation rights (“SARs”) and cash.

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Reconsidering our current performance measurement framework, specifically whether or not it is appropriate to have redundancy between the performance metrics used for our annual cash bonus and long-term equity incentive plans.

•	Evaluating the acceptable level of dilution and accounting cost of our long-term equity incentive grants.
•	Continue monitoring evolving trends in benefits and perquisites.
•	Consider implementing executive stock ownership guidelines.

Based on these initial recommendations, Towers Perrin was further engaged by our management at the direction of our Compensation Committee to develop recommendations for a newly designed long-term equity incentive program within the constructs of our 2004 Equity Incentive Plan (and our Omnibus Incentive Plan 2007, if approved by our stockholders at our Annual Meeting). After evaluating the trends in long-term equity incentive compensation based on Towers Perrin’s 2004, 2005 and 2006 long-term incentive surveys and providing such data to our Compensation Committee, at its February 2007 meeting, our Compensation Committee decided to implement the following important provisions of a newly-designed long-term equity incentive package for our executives and key employees:

•	Annual long-term equity grants will generally be made in or about every February to selected management and key employee recipients.
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Annual long-term equity grants will generally consist of 70% stock-settled SARs in order to focus recipients on our future stock price appreciation and to limit stockholder dilution, and 30% restricted stock (“base” restricted shares only, without “premium” restricted shares) in order to provide a retention motivation.

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SAR grants will generally vest incrementally at the rate of 10% at the end of the first year, 15% at the end of the second year, 25% at the end of the third year and 50% at the end of the fourth year (which is the same vesting schedule as our 2006 SAR grants).

•	Restricted stock grants will generally vest in their entirety at the end of the fourth year of grant (without the potential for acceleration based on performance measures).
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No operating performance vesting or acceleration measures would be incorporated into such grants because of the inherent relationship of such criteria with our long-term stock price appreciation and because such measures are already the focus of our annual cash bonus award program. This change also simplifies and clarifies how our long-term equity incentives will work.

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Calibrate the expected dollar values of our annual long-term equity incentive awards to each recipient’s market median level determined as a percentage of his or her annual salary, based on Towers Perrin’s analysis of similarly situated executives and employees at our peer group of companies.

In adopting this new approach for 2007, our Compensation Committee considered Towers Perrin’s advice that the anticipated dilutive impact of this new program to our stockholders would be well below the annual equity grant “burn rate” of 1.5% - 2.0% of our peer group of companies. Our Compensation Committee also considered the anticipated accounting treatment, financial statement impact and tax consequences of such annual grants.

More specific information about how our Compensation Committee decided each element of our executives’ 2007 total compensation is described below.

Total Compensation

Through programs that emphasize near-term and long-term performance-based incentive compensation in the form of both cash and equity, our Compensation Committee intends to continue its strategy of compensating our named executive officers and other key employees at competitive levels, together with providing them the opportunity to earn above-market pay if we meet or exceed our specified financial performance targets and our stock price appreciation over time. Further, in light of our executive compensation philosophy and core principles, our Compensation Committee believes that our executives’ total compensation package should continue to consist of base salary, annual cash bonuses, long-term equity-based incentive compensation, and certain other benefits. We provide our executives with very few perquisites. To that end, our total executive compensation is structured to ensure that, due to the cyclical nature of our business, there is an equal focus on incentivizing and rewarding near-term financial performance and long-term stockholder return.

For 2006, the total compensation paid to our named executive officers and other management members was structured to generally fall between the 25th and 75th percentile of total direct compensation paid to similarly situated executives at our peer group of companies.

For 2007, based on the advice of Towers Perrin, our Compensation Committee targeted the total direct compensation paid to our named executive officers and other management members to generally fall between the 25th and 75th percentile of similarly situated executives at our peer group of companies, with the opportunity to earn total direct compensation in excess of such market median if we exceed our targeted financial performance goals. Our Compensation Committee considered base compensation, annual bonus targets and long-term incentive awards when comparing the total compensation of our named executive officers to executives of peer companies. Individual variances from market are based on experience and relative impact to our Company of each executive. Our Compensation Committee believes that this total direct compensation range is reasonable in its totality and will better enable us to recruit, retain and motivate highly qualified and industry-experienced executives who will be able to help us continue to achieve our financial performance goals and growth objectives in our highly competitive and cyclical industry.

Elements of Compensation

Base Salary

The base salaries of our named executive officers and other key employees are reviewed annually by our Compensation Committee. When making adjustments to our executives’ and other key employees’ base salaries, our Compensation Committee generally considers the advice of its compensation consultants regarding market medians for similarly situated executives at our then selected peer group of companies, our prior year’s financial performance and our return to stockholders. In individual cases where appropriate, our Compensation Committee also considers non-financial performance measures over which such individual has significant influence, such as increases in market share, manufacturing efficiency gains, improvements in product quality, and improvements in relations with customers, suppliers, and employees. For executives (other than our chief executive officer) and other key employees, our Compensation Committee also considers the recommendations of our chief executive officer.

In setting our named executive officers’ base salaries for 2006, our Compensation Committee considered Pearl Meyer’s advice that we then remained well behind our peer group of companies regarding our executives’ compensation. As a result, our Compensation Committee decided to increase our executives’ base salaries closer to the 60th percentile of similarly situated executives at our then selected peer group of companies as recommended by Pearl Meyer. As a result, our Compensation Committee increased our named executive officers’ base salaries by an aggregate of 11%. Specifically,

Messrs. Sullivan, Krueger, Mackus, Bruno and Bosbous received increases of 15%, 7%, 15%, 15% and 5%, respectively, in their 2006 base salaries. In 2006, base salaries earned by Messrs. Sullivan, Krueger, Mackus, Bruno and Bosbous represented 20%, 30%, 27%, 20% and 30%, respectively, of the their total compensation as reflected in the Summary Compensation Table below.

For 2007, based on the advice of Towers Perrin and our chief executive officer (for all executives other than himself), the base salaries of Messrs. Krueger, Mackus and Bosbous were increased by 20%, 18% and 5%, respectively. Our Compensation Committee recommended and our Board approved for Mr. Sullivan a base salary increase that depends on the size of our Company. Should our Company remain at or below $1 billion in annual sales, an increase of 10% was approved. If our annual sales increase to a range of between $1.5 billion and $2.0 billion, due to the timely completion of the previously announced acquisition of DBT GmbH, an increase of 25% was approved. These increases were recommended and approved to bring the base compensation of our named executive officers in line with the market for similarly situated executives of our peer group of companies.

Executive Officer Incentive Plan

Our existing Executive Officer Incentive Plan, which will become part of our Omnibus Incentive Plan 2007, if approved by our stockholders at our Annual Meeting, provides for the award of annual cash bonuses to our named executive officers. In years of strong financial performance, our named executive officers can earn cash bonuses that would be considered above-market as compared to our peer group.

Our Executive Officer Incentive Plan is intended to reinforce our corporate goals, promote our achievement of certain important financial performance targets and reward the performance of individual officers in fulfilling their personal responsibilities. Consistent with our executive compensation philosophy and core principles, annual cash bonus payments to our named executive officers and other key employees are directly linked to, and are made contingent upon, our achievement of specific annual financial performance targets. Specific annual performance targets may be based on our earnings before interest, taxes, depreciation and amortization (“EBITDA”), return on assets (calculated as our annual net earnings divided by our average total assets for such year) (“ROA”), earnings per share, stock price or similar criteria. Each performance target may also have a threshold, target and maximum payout level. Because of the relative importance of our annual cash bonus amounts to our executives’ total compensation and its direct link to the achievement of our specific financial performance targets, we believe that our Executive Officer Incentive Plan is a very important part of our executive compensation program and a key element to attracting, retaining and motivating our management team.

In addition to setting the specific financial performance targets upon which our executives’ cash bonuses are based, our Compensation Committee initially sets each named executive officer’s respective target bonus amount as a percentage of his then current base salary. In determining the target bonus percentage amount for each executive, our Compensation Committee considers the executive’s base salary and determines what target bonus percentage amount is required to keep the executive’s annual total cash compensation at a competitive level as compared to similarly situated executives at our peer group. In addition, our Compensation Committee may also consider other various factors, including the impact an executive can have on meeting our stated financial performance targets, his relative position in the organization as it may reflect internal equity, his previous performance and the amount of cash bonuses paid by our peer group companies to similarly situated executives.

For 2006, Messrs. Sullivan, Krueger, Mackus, Bruno and Bosbous had a target bonus percentage amount of 100%, 50%, 50%, 50% and 35%, respectively, which equated to a targeted bonus amount of $609,504, $160,002, $137,424, $96,600 and $56,595, respectively.

For 2006, the specific financial performance targets for paying the target cash bonus amount to each of our named executive officers were based 75% on our achieving a minimum 2006 EBITDA target of $108 million, with a maximum 2006 EBITDA performance goal of $121.5 million, and 25% on our achieving a minimum 2006 ROA target of 11.5%, with a maximum 2006 ROA performance goal of 12.5%. Achieving each of our minimum performance targets results in a cash bonus payout of 100% of the target bonus award. Achieving each of our maximum performance goals yields a cash bonus payout of 200% of the target bonus award. Performance within these ranges results in prorated percentages of the target bonus amount. For purposes of our 2006 annual cash bonuses, there were to be no bonus payouts if we did not achieve either minimum target threshold. Our target setting was generally based on 2006 budget targets.

In 2006, Messrs. Sullivan, Krueger, Mackus and Bosbous earned cash bonuses of 194.15% of their targeted bonus amount, as we realized 2006 EBITDA of $120.5 million and an ROA of 13.2%. A reconciliation of our net earnings as shown in our 2006 financial statements to EBITDA for purposes of our Executive Officer Incentive Plan can be found in the Management’s Discussion and Analysis section of our 2006 Annual Report to Stockholders. In 2006, cash bonuses paid to Messrs. Sullivan, Krueger, Mackus and Bosbous represented 39%, 29%, 26% and 21%, respectively, of the their total compensation as set forth in the Summary Compensation Table below.

For 2007, the target bonus percentage amount for each of Messrs. Sullivan, Krueger, Mackus and Bosbous is 100%, 60%, 50% and 35%, of his respective 2007 base salary, which equates to a targeted bonus amount of $670,000 ($760,000 if we successfully acquire DBT GmbH in a timely manner), $230,403, $162,160 and $59,425, respectively.

Our named executive officers and other key employees may earn cash bonuses for 2007 based on a 75% and 25% weighted combination of our relative achievement in 2007 of our newly specified 2007 EBITDA and ROA targets, respectively. For 2007, the threshold, target and maximum goals for our EBITDA are $142.5 million, $158.3 million and $177.8 million, respectively, and the threshold, target and maximum goals for our ROA are 12.1%, 13.5% and 14.5%, respectively. A cash bonus payment of 50% of the targeted bonus award will be paid if we reach each of these threshold goals. A cash bonus payment of 100% of the targeted bonus award will be paid if we achieve each of the target goals. A cash bonus of 200% of the targeted bonus award will be paid if we achieve each of the maximum goals. A pro-rata cash bonus payment will be paid if our performance is between the target and maximum goals. No cash bonus payments will be made if our performance is below each of the threshold goals.

2004 Equity Incentive Plan

Our 2004 Equity Incentive Plan, which will become part of our Omnibus Incentive Plan 2007, if approved by our stockholders at our Annual Meeting, serves as our vehicle to provide long-term equity-based incentive compensation to our named executive officers and other key employees. In furtherance of our executive compensation philosophy and core principles, it is our Compensation Committee’s policy to base long-term equity-based incentive compensation as a percentage of our executives’ annual base compensation. Consideration in determining such percentage is based upon peer company evaluation and internal equity.

Our 2004 Equity Incentive Plan provides for the grant of equity-based awards, including “base” and “premium” performance restricted stock, stock options, SARs, and other equity-based awards. Our Compensation Committee determines the relative mix of the equity-based awards by targeting the competitive levels of such awards as measured against similarly situated executives at our then peer group. In determining the target amount of the awards, our Compensation Committee considers the executive’s total cash compensation and determines what amount of equity-based compensation is advisable to keep the executive’s total compensation at a competitive level. Our Compensation Committee also considers other various factors, including our stock price, the amount of equity awards granted by our peer group of companies to similarly situated executives, the anticipated accounting treatment, financial statement impact and tax consequences of such awards, as well as the extent of the potential dilutive impact of such awards to our stockholders.

In 2006, our Compensation Committee awarded stock-settled SARs and “base” and “premium” performance restricted shares to each of our named executive officers in the respective amounts set forth in the Grants of Plan-Based Awards table below, as well as a total of 219,550 SARs (48,300 of which were forfeited in 2006), 109,775 “base” restricted shares (24,150 of which were forfeited in 2006) and

54,888 “premium” restricted shares (12,075 of which were forfeited in 2006) to a total of 31 other key employees. These amounts reflected our Compensation Committee’s view that, since past equity-based awards to our executives and other key employees had been largely neglected, including in connection with our July 2004 initial public offering, significant “make-up” equity awards should be granted in 2006 to our executives and other key employees in an amount approximately equal to three times a more normally expected annual award of restricted stock and SARs. In granting these relatively high levels of equity awards, our Compensation Committee took into account the advice of Pearl Meyer & Partners regarding median annual levels of equity grants made to similarly situated executives at our then selected peer group of companies, as well as the salary grades of each of our executives. Our Compensation Committee also specifically considered the anticipated financial statement expense, as well as the potential dilutive impact to our stockholders, of such significant grants. Our Compensation Committee decided to provide a mix of long-term equity incentive awards in approximately the following relative amounts: 40% SARs, 45% “base” restricted shares and 15% “premium” restricted shares, with the restricted shares designed to align our executives’ goals and objectives with the key performance drivers of our Company and with the SARs intended to reward our executives for creating long-term stockholder value.

The SARs granted to our executives and other key employees in 2006 have a term of 10 years and an incremental vesting schedule of 10%, 15%, 25% and 50%, respectively, as of December 31 on each of 2006, 2007, 2008 and 2009. Consistent with our Compensation Committee’s executive compensation philosophy and core principles, it conditioned the 2006 “base” and “premium” performance restricted share awards on the achievement of similar performance targets as used in setting our annual cash bonuses under our Executive Officer Incentive Plan. Specifically, our executives and other key employees will earn 25% of their “base” restricted shares as of December 31 on each of 2006, 2007, 2008 and 2009 if we achieve the following annual EBITDA targets: $111 million for 2006, $133 million for 2007, $160 million for 2008 and $195 million for 2009. All otherwise unearned “base” restricted shares fully cliff vest on December 31, 2009, provided such individual is still employed by us on that date. The “premium” restricted shares are subject to partial vesting based on attaining certain financial performance criteria and then are subject to full vesting based on time. Specifically, our executives and other key employees will be partially vested in 20% of their “premium” restricted shares as of December 31 on each of 2006, 2007, 2008 and 2009 if we achieve the following annual ROA targets: 11.5% for 2006, 12.0% for 2007, 13.0% for 2008 and 13.0% for 2009. If these ROA percentages are exceeded by 50 basis points or more in a calendar year, additional “premium” shares will be partially vested, subject to a total maximum partially vested amount of “premium” restricted shares in any year of 25% of the “premium” restricted shares originally granted. All otherwise partially vested “premium” restricted shares then fully cliff vest on December 31, 2009, provided such individual is still employed by us on that date. For purposes of the foregoing vesting provisions, our 2006 EBITDA was $120.5 million and our 2006 ROA was 13.2%, resulting in the vesting of 25% of the “base” restricted shares and 25% of the “premium” restricted shares in 2006. A reconciliation of our net earnings as reported in our 2006 financial statements to EBITDA for purposes of our Executive Officer Incentive Plan can be found in the Management’s Discussion and Analysis section of our 2006 Annual Report to Stockholders.

In 2007, our Compensation Committee awarded 31,200, 10,900, and 9,200 stock-settled SARs, respectively, and 6,800, 2,400, and 2,000 restricted shares, respectively, to each of Messrs. Sullivan, Krueger and Mackus, as well as a total of 43,300 SARs and 11,800 restricted shares to a total of 40 other key employees. The targeted dollar value of these aggregate equity awards equated to 175%, 115% and 115% of the 2006 base salary amounts of Messrs. Sullivan, Krueger and Mackus, respectively. Mr. Bosbous did not receive an equity grant in 2007 because of the large equity grant he received in 2006. In granting these relative levels of equity awards, our Compensation Committee took into account the advice of Towers Perrin regarding the median dollar-denominated levels of long-term equity grants to similarly situated executives at our peer group of companies. Our Compensation Committee also specifically considered the accounting treatment, tax consequences and anticipated financial statement expense, as well as the potential dilutive impact to our stockholders, of such grants. As described above, based on the advice of Towers Perrin, our Compensation Committee decided that the targeted dollar-denominated value of our 2007 equity awards should reflect a mix of 70% SARs and 30% restricted shares. The SARs granted to our executives and other key employees in 2007 have a term of 10 years and an incremental vesting schedule of 10%, 15%, 25% and 50%, respectively, on each of December 31, 2007, 2008, 2009 and 2010, provided such individual is still employed by us on each such date. The restricted shares fully cliff vest on December 31, 2010, provided such individual is still employed by us on such date. These restricted shares have no financial performance related acceleration or vesting.

We have not granted any stock options to our named executive officers since 2001, long before we became a public company again in July 2004. Generally, our Compensation Committee intends to follow a practice of granting SARs, restricted shares and any other equity-based awards to our then serving executive officers once each year at our Compensation Committee’s regular February meeting (but with an effective grant date as of the close of business on the third business day after the public release of our prior year’s earnings results). Under our proposed Omnibus Incentive Plan 2007, our chief executive officer (who is also a Board member), acting as a single-member committee of our Board, will have limited delegated authority to grant SARs, restricted shares and other equity-based awards subject to the following parameters:

•	He may not grant awards to any individual who is subject to Section 16b-3 of the Securities Exchange Act of 1934, or who is a covered employee under Section 162(m) of the Internal Revenue Code.
•	He may not grant equity-based awards for more than 300,000 shares in any calendar year.
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He must exercise his authority to grant awards only in the following circumstances: (i) an individual is being offered employment by us or an affiliate and an award is deemed necessary or desirable to attract such individual; (ii) an individual is promoted or is given a new title and an award is deemed necessary or desirable in connection with such individual’s new position or title; or (iii) as a result of an internal pay equity study or market study, it is determined that an individual has not received sufficient awards for their particular position.

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Any stock option or SAR must have an effective grant date of the first business day of the month following the event giving rise to the award (e.g., the first business day of the month after an individual is newly employed by us).

•	He must confer with our vice president of human resources and/or general counsel prior to authorizing any award.
•	His exercise of authority must be documented in a contemporaneous writing, such as minutes of his committee.
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He will prepare a monthly report of all awards made and the reason therefore, and submit such report to the chairperson of our Compensation Committee and he will be available to answer questions from our Compensation Committee regarding any delegated grants made.

Our Compensation Committee may not “reprice” stock options or SARs previously granted and may not “back-date” stock option or SAR grants.

Other Benefits

We maintain certain other plans which provide or may provide compensation and benefits to our named executive officers and other key employees. These plans are principally our pension plan, supplemental executive retirement plan, 401(k) plan and executive deferred compensation plan.

Pension Plan

We maintain a cash balance formula defined benefit pension plan for all of our salaried employees, including our named executive officers. Compensation covered by the pension plan includes the salary and bonus amounts reported in the Summary Compensation Table below, but is limited by the Internal Revenue Service (“IRS”) to $220,000 for 2006 and $225,000 for 2007. Bonuses earned in 2006 but paid in 2007 are considered to be compensation for 2007 for purposes of the pension plan. Upon termination of employment, the employee may receive benefits in the form of a lump-sum equal to the value of his cash balance account or a monthly annuity equal to the actuarial equivalent of his cash account balance.

Supplemental Executive Retirement Plan

At its October 2006 meeting, our Board approved our Supplemental Executive Retirement Plan (“SERP”). Our SERP, which became effective on October 20, 2006 and applied to 2006, provides an allocation to our senior management, including our named executive officers, equal to the amount that cannot be allocated to such employees under our cash balance pension plan due to the IRS imposed annual compensation limits described above. Benefits are to be paid under our SERP upon the participating employee’s separation from service in a lump sum or in five or ten annual installments, as the participating employee elects.

401(k) Plan

We maintain a 401(k) plan for all of our salaried employees, including our named executive officers. Pursuant to our 401(k) plan, we match 50% of the first 6% of compensation contributed by our participants up to the IRS imposed limits.

Deferred Compensation Plan

At its October 2006 meeting, our Board approved our Executive Deferred Compensation Plan. Our Executive Deferred Compensation Plan, which became effective beginning in 2007, permits our named executive officers and other senior members of management to elect to defer, on a pre-tax basis, their base salary and bonus into the Executive Deferred Compensation Plan and provides for a matching contribution from us equal to 50% of the total amount deferred, capped at 3% of the participating employee’s compensation in excess of the IRS imposed annual compensation limits described above. Benefits under our Executive Deferred Compensation Plan are to be paid upon the participating employee’s separation from service in a lump sum or in five or 10 annual installments, as the participating employee elects.

Perquisites

We provide very few perquisites to our named executives. During 2006, Messrs. Sullivan, Krueger, Mackus, Bruno and Bosbous used company vehicles for personal travel, at an incremental cost to us of $6,579, $4,920, $3,062, $5,641, and $8,086, respectively. Messrs. Sullivan and Krueger have also been provided with company-paid memberships to a social club located in Milwaukee, Wisconsin. Messrs. Sullivan and Krueger use this club for business purposes only. The incremental cost to us of such memberships in 2006 was $2,034 and $972, respectively.

Executive Stock Ownership Guidelines

Based on the advice of Towers Perrin, in February 2007, in order to encourage the acquisition and retention of our Common Stock by our current named executive officers to further align their economic interests with those of our stockholders, our Compensation Committee and Board adopted tiered guidelines, effective as of April 1, 2007, requiring our current named executive officers to own a specified amount of our Common Stock equal to a specified multiple of their annual base salary within a four-year time period as follows:

	Tier 1	Tier 2	Tier 3
Officer designation	chief executive officer	chief operating officer, chief financial officer	all other executive officers
Stock ownership as a multiple of April 1, 2007 base salary	four	three	one

In the case of subsequently hired, promoted, elected or appointed newly serving executive officers, the appropriate designated multiple will be applied to their then current annual base salary amount at the time of, and must be satisfied within a four-year time period after, such hiring, promotion, election or appointment as a newly serving executive officer.

The number of shares into which this ownership guideline translates for our current named executive officers will be determined based on the closing sale price of our Common Stock as of April 1, 2007. For subsequently hired, promoted, elected or appointed newly serving executive officers, the number of shares into which this ownership guideline translates will be determined based on the closing sale price of our Common Stock on the first trading day of the month on or after their date of hiring, promotion, appointment or election as a newly serving executive officer. Our Common Stock may be acquired for this purpose by an executive officer through SARs, stock options, the accumulation of vested and unvested restricted shares and similar equity-based awards, as well as through direct share purchases.

Our Compensation Committee and Board have adopted a policy which prohibits our directors and executive officers from pledging our Common Stock as collateral security for personal loans or other obligations.

Impact of Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits the tax deduction that we can take for compensation we pay to our chief executive officer and our four other highest paid officers (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Code Section 162(m) does not have to be included as part of the $1 million limit.

The equity-based awards granted to our named executives under our 2004 Equity Incentive Plan in February 2006 were automatically considered performance-based compensation under a special transition rule that applies for a limited time period following our July 2004 initial public offering. SARs granted to our named executives in February 2007 are also considered performance-based compensation and so will not be included in the $1 million limit in the year of exercise. Restricted shares granted to our named executives in February 2007 are not considered performance-based compensation and so will be included in the $1 million limit in the year such stock vests.

The annual cash bonus awards granted under our 2004 Executive Officer Incentive Plan with respect to 2006 are intended to be performance-based compensation and so will not be included in the $1 million limit for 2007, when the bonuses are paid. The annual bonus awards granted under our proposed Omnibus Incentive Plan 2007, assuming stockholder approval thereof is obtained at our Annual Meeting, will be considered performance-based compensation and so will not be included in the $1 million limit for 2008, when the bonuses will be paid, if earned.

In adopting various executive compensation plans and packages and in making certain of its executive compensation decisions, particularly with respect to its grant of equity-based long-term incentive awards, our Compensation Committee considers the accounting treatment and the anticipated financial statement impact of such decisions, as well as the anticipated dilutive impact to our stockholders.

Summary Compensation Table

Set forth below is information regarding compensation earned by, paid or awarded to our named executive officers during 2006: (i) Timothy W. Sullivan, our president and chief executive officer; (ii) Kenneth W. Krueger, our chief operating officer; (iii) Craig R. Mackus, our chief financial officer and secretary; (iv) Frank P. Bruno, our former vice-president of human resources; and (v) John F. Bosbous, our treasurer. Other than Messrs. Sullivan and Mackus, Messrs. Krueger and Bosbous represent our only other currently serving executive officers. Mr. Bruno served as an executive officer until July 1, 2006 and his employment with us ended on October 15, 2006.

The following table sets forth for our named executive officers: (i) the dollar amount of base salary earned during 2006; (ii) the dollar value of our FAS 123R expense during 2006 for all equity-based awards held by our named executive officers; (iii) the dollar amount of non-equity incentive plan compensation (i.e., cash bonuses) earned during 2006 under our Executive Officer Incentive Plan; (iv) the change in pension value and non-qualified deferred compensation earnings during 2006; (v) all other compensation for 2006; and (vi) the dollar value of total compensation for 2006.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Non- Qualified Deferred Compensation	All Other Compen- sation (3)	Total

Timothy W. Sullivan President & Chief Executive Officer	2006	$609,504	—	$1,059,840	—	$1,183,352	$132,787	$ 15,111	$3,000,594

Kenneth W. Krueger Chief Operating Officer	2006	$320,004	—	$ 423,936	—	$ 310,644	$ 11,087	$ 13,043	$1,078,714

Craig R. Mackus Chief Financial Officer & Secretary	2006	$274,848	—	$ 423,936	—	$ 266,809	$ 49,343	$ 10,841	$1,025,777

Frank P. Bruno (4) Former Vice President - Human Resources	2006	$136,850	—	$ 310,946	—	—	$ 12,153	$238,025	$ 697,974

John F. Bosbous Treasurer	2006	$161,700	—	$ 221,459	—	$ 109,879	$ 25,831	$ 15,405	$ 534,274

________________________

(1)

Reflects the expense in our 2006 financial statements of the SARs and “base” and “premium” restricted shares awarded on February 16, 2006. This expense was computed in accordance with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment (“FAS 123R”); however, for this disclosure only, this expense does not include an estimate of forfeitures. The assumptions made in the valuations are discussed in the Grants of Plan-Based Awards section below and in Footnote G to our 2006 financial statements.

(2)	Reflects cash bonuses earned in connection with our achievement in 2006 of the specific performance targets described above in the CD&A.
(3)	All Other Compensation consists of the following:

Name	Personal Use Auto	Excess Life Insurance	401(k) Savings Plan Company Match	Severance	Total

Timothy W. Sullivan	$6,579	$1,932	$6,600	—	$ 15,111
Kenneth W. Krueger	$4,920	$1,523	$6,600	—	$ 13,043
Craig R. Mackus	$3,062	$1,179	$6,600	—	$ 10,841
Frank P. Bruno	$5,641	$1,484	$6,600	$224,300	$238,025
John F. Bosbous	$8,086	$ 719	$6,600	—	$ 15,405

(4)	Mr. Bruno’s employment with us ended on October 15, 2006.

Grants of Plan-Based Awards

As described above in the CD&A, under our current Executive Officer Incentive Plan and 2004 Equity Incentive Plan, which will be combined into our proposed Omnibus Incentive Plan 2007 if approved by our stockholders at our Annual Meeting, grants of cash and equity-based incentive awards may be made to our named executive officers, as well as to other key employees. The following table sets forth information regarding all such incentive plan awards that were granted to our named executive officers in 2006. This information is included in the FAS 123R expense computation and is not additive to the stock awards disclosure included in the Summary Compensation Table. No stock options were granted to our named executive officers or any other key employees in 2006.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: No. of Shares of Stock or Units (2)	All Other Option Awards: No. of Securities Underlying Options	Exercise or Base Price of SAR Awards	Grant Date Fair Value of Stock and SAR Awards

		Threshold	Target	Maximum	Threshold	Target	Maximum

Timothy W. Sullivan Cash incentive (4)	—	$335,000	$670,000	$1,340,000
“Base” restricted shares	02/16/06				—	—	—	50,250	—		$1,998,108
“Premium” restricted shares	02/16/06				—	25,125	—	—	—		$ 999,054
SARs	02/16/06				—	—	—	100,500	—	$39.763	$1,981,860

Kenneth W. Krueger Cash incentive	—	$115,201	$230,403	$460,806
“Base” restricted shares	02/16/06				—	—	—	20,100	—		$ 799,243
“Premium” restricted shares	02/16/06				—	10,050	—	—	—		$ 399,622
SARs	02/16/06				—	—	—	40,200	—	$39.763	$ 792,744

Craig R. Mackus Cash incentive	—	$81,080	$162,160	$324,321
“Base” restricted shares	02/16/06				—	—	—	20,100	—		$ 799,243
“Premium” restricted shares	02/16/06				—	10,050	—	—	—		$ 399,622
SARs	02/16/06				—	—	—	40,200	—	$39.763	$ 792,744

Frank P. Bruno (3) Cash incentive	—	—	—	—
“Base” restricted shares	02/16/06				—	—	—	—	—		$ 769,421
“Premium” restricted shares	02/16/06				—	—	—	—	—		$ 384,710
SARs	02/16/06				—	—	—	—	—		$ 763,164

John F. Bosbous Cash incentive	—	$29,712	$59,425	$118,850
“Base” restricted shares	02/16/06				—	—	—	10,500	—		$ 417,515
“Premium” restricted shares	02/16/06				—	5,250	—	—	—		$ 208,758
SARs	02/16/06				—	—	—	21,000	—	$39.763	$ 414,120

________________________

(1)	Reflects number of “premium” restricted shares awarded on February 16, 2006.
(2)	Reflects number of SARs and “base” restricted shares awarded on February 16, 2006.
(3)	Mr. Bruno’s employment with us ended on October 15, 2006 and all of the SARs and restricted shares awarded to him on February 16, 2006 were forfeited.
(4)	If we successfully acquire DBT GmbH in a timely manner, the threshold, target and maximum for Mr. Sullivan will increase to $380,000, $760,000 and $1,520,000, respectively.

The above amounts of non-equity incentive plan awards (i.e., cash bonuses) were determined pursuant to our achievement in 2006 of the specific performance targets described above in the CD&A.

The vesting schedule of “base” restricted shares and the number of partially vested “premium” restricted shares were determined pursuant to our achievement in 2006 of the specific performance targets also described above in the CD&A.

The value of the SARs awarded to our named executive officers on February 16, 2006 was $19.72 per SAR as determined using the Black-Scholes pricing model. The assumptions used in this model were as follows:

•	$35.41 market price of our Common Stock as of January 3, 2006
•	Expected life of the SARs of seven years
•	Risk-free interest rate of 4.37%
•	Volatility of our Common Stock of 43.25%
•	Common Stock dividend yield of .43%

The SARs expire on February 16, 2016 and have an incremental vesting schedule of 10%, 15%, 25% and 50%, respectively, on each of December 31, 2006, 2007, 2008 and 2009.

The “base” restricted shares awarded to our named executive officers on February 16, 2006 were valued based on a grant price of $39.763. The “base” restricted shares vest at a rate of 25% on each of December 31, 2006, 2007, 2008 and 2009 if we achieve the following annual EBITDA targets: $111 million for 2006, $133 million for 2007, $160 million for 2008 and $195 million for 2009. If such performance conditions are not met, the “base” restricted shares will fully cliff vest on December 31, 2009, provided such executive is still employed by us on that date.

The “premium” restricted shares awarded to our named executive officers on February 16, 2006 were valued based on a grant price of $39.763. Twenty percent of the “premium” restricted shares will partially vest on each of December 31, 2006, 2007, 2008 and 2009 if we achieve the following annual ROA targets: 11.5% for 2006, 12.0% for 2007, 13.0% for 2008 and 13.0% for 2009. If these ROA targets are exceeded by 50 basis points or more in a calendar year, additional “premium” restricted shares will partially vest, subject to a total maximum of partially vested “premium” restricted shares in any year of 25% of the total amount of “premium” restricted shares originally granted. Partially vested “premium” restricted shares then fully cliff vest on December 31, 2009, provided such executive is still employed by us on that date.

Outstanding Equity Awards at Year-End

The following table sets forth information on outstanding stock option, SAR and restricted share awards held by our named executive officers as of December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option and SAR, as well as the exercise or base price and expiration date of each outstanding option and SAR. This information is included in the FAS 123R expense computation and is not additive to the stock awards disclosure included in the Summary Compensation Table.

	Option and SAR Awards					Stock Awards

Name	No. of Securities Underlying Unexercised Options/SARs (# Exercisable)	No. of Securities Underlying Unexercised Options/ SARs (#Unexercis- able)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options/SARs (1)	Option/SARs Exercise Price	Option/SARs Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)

Timothy W. Sullivan Options	—	—	—	—	—
“Base” restricted shares						—	—	37,688	$1,950,731
“Premium” restricted shares						—	—	25,125	$975,365
SARs	10,050	—	90,450	$39.763	2/16/16

Kenneth W. Krueger Options	—	—	—	—	—
“Base” restricted shares						—	—	15,075	$780,282
“Premium” restricted shares						—	—	10,050	$390,167
SARs	4,020	—	36,180	$39.763	2/16/16

Craig R. Mackus Options	—	—	—	—	—
“Base” restricted shares						—	—	15,075	$780,282
“Premium” restricted shares						—	—	10,050	$390,167
SARs	4,020	—	36,180	$39.763	2/16/16

Frank P. Bruno (4) Options	—	—	—	—	—
“Base” restricted shares						—	—	—	—
“Premium” restricted shares						—	—	—	—
SARs	—	—	—	—	—

John F. Bosbous Options	9,600	—	—	$8.33	3/17/08
“Base” restricted shares						—	—	7,875	$407,610
“Premium” restricted shares						—	—	5,250	$203,831
SARs	2,100	—	18,900	$39.763	2/16/16

________________________

(1)

Reflects the number of nonvested SARs awarded on February 16, 2006. These SARs vest at an incremental rate of 15% on December 31, 2007, 25% on December 31, 2008 and 50% on December 31, 2009. 10% of the SARs vested on December 31, 2006.

(2)

Reflects the number of nonvested “base” and “premium” restricted shares awarded on February 16, 2006. The “base” restricted shares fully cliff vest on December 31, 2009, provided such executive is still employed with us on that date; however, the vesting period for the “base” restricted shares may be accelerated based on our attainment of certain financial goals as described in the CD&A. “Premium” restricted shares will partially vest at a rate of between 20% and 25% on each of December 31, 2006, 2007, 2008 and 2009 based on our achievement of certain performance goals. Partially vested “premium” restricted shares then fully cliff vest on December 31, 2009, provided such executive is still employed by us on such date.

(3)	Calculated using the closing price of our Common Stock as of December 31, 2006.
(4)	Mr. Bruno’s employment with us ended on October 15, 2006 and all of his outstanding restricted shares and SARs were forfeited.

Option and SAR Exercises and Restricted Stock Vested

The following table sets forth information regarding each exercise of stock options and SARs and vesting of “base” and “premium” restricted stock that occurred during 2006 for each of our named executive officers on an aggregated basis. There were no exercises of SARs in 2006. This information supplements the FAS 123R value disclosure of stock awards included in the Summary Compensation Table by providing additional details about such awards (see note 8 below).

Name	Number of Shares Acquired on Exercise		Value Realized on Exercise		Number of Shares Acquired on Vesting		Value Realized on Vesting (8)

Timothy W. Sullivan	215,100	(1)	$12,207,776	(1)	18,843	(4)	$962,162

Kenneth W. Krueger	—		—		7,537	(5)	$384,865

Craig R. Mackus	64,224	(2)	$ 2,982,597	(2)	7,537	(6)	$384,865

Frank P. Bruno	10,000	(3)	$ 649,823	(3)	—		—

John F. Bosbous	—		—		3,937	(7)	$201,049

________________________

(1)	Reflects the exercise in 2006 of stock options originally granted in 2001 and is calculated using the per share closing price of our Common Stock on the date of exercise.
(2)	Reflects the exercise in 2006 of stock options originally granted in 1998 and 2001 and is calculated using the per share closing price of our Common Stock on the date of exercise.
(3)	Reflects the exercise in 2006 of stock options originally granted in 2001 and is calculated using the per share closing price of our Common Stock on the date of exercise.
(4)	Consists of 12,562 shares of “base” restricted stock and 6,281 shares of partially vested “premium” restricted stock.
(5)	Consists of 5,025 shares of “base” restricted stock and 2,512 shares of partially vested “premium” restricted stock.
(6)	Consists of 5,025 shares of “base” restricted stock and 2,512 shares of partially vested “premium” restricted stock.
(7)	Consists of 2,625 shares of “base” restricted shares and 1,312 shares of partially vested “premium” restricted stock.
(8)

Calculated using the $51.06 per share closing price of our Common Stock as of February 15, 2007, the date that the December 31, 2006 vesting was confirmed by our Board. The corresponding FAS 123R expense in our 2006 financial statements and in the stock awards column of the Summary Compensation Table for the shares of “base” restricted stock and shares of “premium” restricted stock for Messrs. Sullivan, Krueger, Mackus and Bosbous was $612,323, $244,930, $244,930 and $127,948, respectively.

Pension Benefits

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefits as of December 31, 2006 under our pension plan and supplemental executive retirement plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits	Payments During 2006

Timothy W. Sullivan	Salaried Employees’ Retirement Plan Supplemental Executive	26	$319,145	$ 0
	Retirement Plan	1	$108,476	$ 0

Kenneth W. Krueger	Salaried Employees’ Retirement Plan Supplemental Executive	1	$ 7,692	$ 0
	Retirement Plan	1	$ 3,395	$ 0

Craig R. Mackus	Salaried Employees’ Retirement Plan Supplemental Executive	27	$350,013	$ 0
	Retirement Plan	27	$ 65,235	$ 0

Frank P. Bruno (1)	Salaried Employees’ Retirement Plan Supplemental Executive	8	$248,145	$4,664
	Retirement Plan	—	$ —	$ 0

John F. Bosbous	Salaried Employees’ Retirement Plan Supplemental Executive	22	$263,608	$ 0
	Retirement Plan	1	$ 3,145	$ 0

_______________________

(1)	Mr. Bruno’s employment with us ended on October 15, 2006.

Pension Plan

Pension plan benefits payable to our named executive officers are determined under a cash balance formula. Each month a percentage of their earnings is credited to their cash balance plan account in accordance with the following table:

Years of Service at the Beginning of Year	Pay Credits

Less than 5	4.0%
5 but less than 10	4.5%
10 but less than 15	5.0%
15 but less than 20	5.5%
20 but less than 25	6.0%
25 but less than 30	6.5%
30 or more	7.0%

In February 2005, our Board approved extending certain transition pay-based credits for specified employees, including some of our named executive officers for an additional five years because it was found that employee accounts were understated from original projections. It was determined that since March 2001, interest rates had been much lower than forecasted and employee account balances have not met their expectations falling short by an average of 6% to 7%. Additionally, in checking with our actuary, Watson Wyatt, we were cognizant of other similar type hybrid plans that have either extended their transitional credits for longer periods or amended their plan to give greater benefits. Each account is also credited with interest using the average annual rate of U.S. 30-year Treasury Securities for the November preceding the plan year. Compensation for which a pay credit applies includes the officer’s total salary and bonus (excluding compensation deferred pursuant to any non-qualified plan).

In addition, employees who were participants in the plan as of December 31, 1999 receive transition pay-based credits as a percentage of their earnings during the period January 1, 2000 through December 31, 2009 in accordance with the following table:

Years of Service at December 31, 1999	Pay Credits

Less than 15	1.50%
15 or more	2.50%

As of December 31, 2006, the estimated annual benefits payable under our Salaried Employees’ Retirement Plan at normal retirement age to Messrs. Sullivan, Krueger, Mackus and Bosbous were $73,047, $19,511, $71,022 and $59,148, respectively. In making these estimates, we assumed (i) that 2006 pay (salary and bonus) remains level to normal retirement age; (ii) that the 2007 compensation limit of $225,000 remains level to normal retirement age; (iii) that the interest crediting rate for all years is 4.69%, the November 2006 30-year Treasury rate, which is the rate to be used for the 2007 plan year; and (iv) that the projected cash balance at normal retirement age was converted to an annuity using an interest rate of 4.69% and the 1994 Group Annuity Reserve Table, 50% of the unloaded male mortality rates and 50% of the female mortality rates.

Supplemental Executive Retirement Plan

Our named executive officers also participate in our Supplemental Executive Retirement Plan under which benefits are subject to the same vesting schedule as applicable to our pension plan. The supplemental plan is designed to mirror the benefits under the pension plan for executive compensation in excess of $225,000 per year for 2007.

As of December 31, 2006, the estimated annual benefits payable under our Supplemental Executive Retirement Plan at normal retirement age to Messrs. Sullivan, Krueger, Mackus and Bosbous were $144,831, $7,974, $31,269 and $3,319, respectively. In making these estimates, we assumed (i) that 2006 pay (salary and bonus) remains level to normal retirement age; (ii) that the 2007 compensation limit of $225,000 remains level to normal retirement age; (iii) that the interest crediting rate for all years is 4.69%, the November 2006 30-year Treasury rate, which is the rate to be used for the 2007 plan year; and (iv) that the projected cash balance at normal retirement age was converted to an annuity using an interest rate of 4.69% and the 1994 Group Annuity Reserve Table, 50% of the unloaded male mortality rates and 50% of the female mortality rates.

Nonqualified Deferred Compensation

We did not have any deferred compensation plans available to the named executive officers in 2006.

Employment, Retirement and Key Executive Employment and Severance Agreements

We have employment agreements with Messrs. Sullivan and Mackus and we have key executive employment and severance agreements (“KEESAs”) with each of our currently serving named executive officers, as well as with certain other members of our management team. The KEESAs only become effective upon a “change in control of our Company” (as defined in our KEESAs), and in which case the employment agreements of Messrs. Sullivan and Mackus will be superceded by their KEESA.

Mr. Sullivan’s employment agreement provides for a base salary of not less than $500,000, subject to increase at the discretion of our Board and for additional incentive based compensation (Mr. Sullivan’s base salary for 2007 is $670,000, or $760,000 if we successfully acquire DBT GmbH in a timely manner). In the event that Mr. Sullivan’s employment is terminated prior to a change in control of our Company for any reason other than for “cause,” he would be entitled to receive severance pay in the amount of one year’s base salary, payable over a one-year period.

Mr. Mackus serves under an automatically renewable one-year employment agreement unless terminated by either party at least 60 days prior to the May 21 expiration of any one-year term. Upon termination without “cause” or through non-renewal of the contract, we would be required to continue to pay Mr. Mackus his salary (i.e., $324,321 in 2007) and benefits for one year (approximately equal to $12,000) and provide him with up to $15,000 of outplacement consulting services.

In addition, our 2004 Equity Incentive Plan, which will become part of our Omnibus Incentive Plan 2007 if approved by our stockholders at our Annual Meeting, provides that our Compensation Committee has the discretion to accelerate the vesting of then outstanding stock options, SARs, restricted stock or other equity awards at such times and upon such conditions as it deems appropriate (including upon a change in control). Moreover, certain of our recent grants of SARs and “base” and “premium” restricted shares include automatic accelerated vesting upon a change in control. If our Compensation Committee would elect to accelerate the vesting of previous equity awards and in light of the automatic vesting of certain grants, each of the named executives would be entitled to receive certain amounts upon a change in control as calculated and described in the table below showing change-in-control payments and benefits under each named executive officer’s KEESA.

In February 2007, we entered into KEESAs with each of our named executive officers and certain other key employees. Each of these KEESAs provides that, following any “change in control of the Company” (as defined in the KEESAs in the same manner as in our proposed Omnibus Incentive Plan 2007), such officer will be employed in the same capacity and position and in the same metropolitan area as immediately prior to the change in control for a length of time set forth in the agreement (three years in the case of Mr. Sullivan, two years in the case of Messrs. Krueger and Mackus, and one year in the case of Mr. Bosbous). During the applicable post-change in control employment period, each such officer would be entitled to receive an annual base salary at least equal to his annual base salary in effect immediately prior to the change in control (subject to increase at least annually by our Compensation Committee based on the contributions of such officer to our operating and/or administrative efficiency, growth, cash flow from operations and operating profits), plus all bonuses, incentive compensation, and other benefits extended by us to our executive officers. Each of these KEESAs also contains each individual’s covenant after termination of employment respecting noncompetition, nonsolicitation and confidentiality.

If, at any time during the post-change in control employment period, the officer’s employment is terminated by the officer for a “good reason” (as defined in the KEESAs) or for any reason during the 30-day period after the first anniversary of the change in control in the case of Mr. Sullivan, or by us other than for “cause” (as defined in the KEESAs), death or disability, then the officer would be entitled to receive:

•

A lump sum severance cash payment equal to the sum of (i) the officer’s average annual total Form W-2 compensation (i.e., base salary plus bonus amounts and all other taxable compensation) over the three years prior to the change in control multiplied by (ii) the number of years set forth in the agreement (three in the case of Mr. Sullivan, two in the case of Messrs. Krueger and Mackus, and one in the case of Mr. Bosbous).

•	Accrued base salary, bonus, and other payments and benefits to which the officer is entitled under the terms of any of our benefit plans as of the effective date of termination.
•

Outplacement services provided by a nationally recognized executive placement firm until the earlier of the length of time set forth in the KEESA (three years in the case of Mr. Sullivan, two years in the case of Messrs. Krueger and Mackus, and one year in the case of Mr. Bosbous) or such time as the officer has obtained new full-time employment comparable to his position at our Company.

•	Coverage under life, hospitalization, medical and dental insurance until the earlier of the length of time set forth the KEESA (three years in the case of Mr. Sullivan, two years in the case of

Messrs. Krueger and Mackus, and one year in the case of Mr. Bosbous) or such time as the officer has obtained new employment and is covered by comparable benefits.

If, at any time during the post-change in control employment period, the officer’s employment is terminated by the officer other than for “good reason” (or for any reason other than “good reason” other than during the 30-day period after the first anniversary of the change in control in the case of Mr. Sullivan), or by us for “cause,” then the officer would be only entitled to receive base salary, earned bonus, and other payments and benefits to which the officer is entitled under the terms of any of our benefit plans as of the effective date of termination.

Each of these KEESAs further provides that if the payments and benefits under the KEESA, or any other payments or benefits under any other agreement or plan of ours or any of our affiliates, would constitute an “excess parachute payment” for purposes of the Internal Revenue Code, then we will pay the executive officer the amount necessary to offset any excise tax imposed by Section 4999 of the Code and any additional taxes on this payment so that the net amount retained by the executive officer is equal to the amount that otherwise would be payable to the officer if no such taxes had been imposed.

The following table sets forth the estimated amounts payable to our currently serving named executive officers under their respective KEESA if a change in control of our Company and a triggering employment termination occurred on December 31, 2006:

Name	Severance Payment	Gross Up Payment (1)	Life, Hospitaliza- tion, Medical and Dental Insurance	Outplace- ment Services (2)	Value of Accelerated Vesting of “Base” Restricted Stock (3)	Value of Accelerated Vesting of SARs (3)	Pension Restora- tion Plan (4)	Elective Deferred Compen- sation Plan (4)	Total
Timothy W. Sullivan	$7,005,675	$3,463,472	$43,960	$45,000	$1,950,731	$1,085,129	$123,425	—	$13,717,392
Kenneth W. Krueger	$3,048,440	$1,700,666	$25,788	$30,000	$780,282	$434,052	$4,000	—	$6,023,228
Craig R. Mackus	$2,081,280	$991,850	$25,354	$30,000	$780,282	$434,052	$24,819	—	$4,367,637
John F. Bosbous	$974,313	—	$13,629	$15,000	$407,610	$226,744	$3,552	—	$1,640,848
Total	$13,109,708	$6,155,988	$108,731	$120,000	$3,918,905	$2,179,977	$155,796	—	$25,749,105

(1)

Upon a change of control of our Company, the named executives may be subject to certain excise taxes as a result of Section 280G of the Internal Revenue Code. We have agreed to pay to the respective named executive, at our expense, a gross up payment equal to this excise tax and any additional taxes incurred by the respective named executive as a result of the gross up payment. The respective amounts in this column reflect the estimated value of these payments as of December 31, 2006. In determining the amount of the gross up payments for all of the named executive officers, we assume we can prove, by clear and convincing evidence, that the awards of restricted shares and SARs in 2006 were not made in connection with, or in contemplation of, a change of control of our Company.

(2)

Pursuant to their respective KEESAs, the named executive officers are eligible to receive, at our expense, outplacement services provided by a nationally recognized executive placement firm until the earlier of the length of time set forth in their respective KEESA (three years in the case of Mr. Sullivan, two years in the case of Messrs. Krueger and Mackus, and one year in the case of Mr. Bosbous) or such time as the respective named executive officer has obtained new full-time employment comparable to his position with us.

(3)

Unvested “premium” restricted shares do not accelerate upon a change in control. The vesting of otherwise then unvested “base” restricted stock and SARs accelerate upon a change of control regardless of termination. The per share price of our Common Stock as of December 31, 2006 used to determine these values was $51.76.

(4)	Amounts vest upon change of control and are paid in lump sum upon the named executive officers’ termination of services with us.

On July 1, 2006, Frank P. Bruno, our former vice president of human resources, retired as an executive officer of our Company. Thereafter, on August 16, 2006, we entered into a retirement agreement with Mr. Bruno, which provided for an October 15, 2006 employment retirement date. Pursuant to his retirement agreement, we paid Mr. Bruno a lump sum severance payment of $193,200. We also reimbursed Mr. Bruno for health insurance payments as if he were actively employed through October 30, 2007 and, in lieu of the outplacement services described in his December 1, 1997 employment agreement with us, we paid Mr. Bruno $15,000. Any other payments, benefits and insurance coverages and contributions to our pension, 401(k) and other benefit plans on behalf of Mr. Bruno ceased as of his retirement date, although Mr. Bruno kept his pre-existing rights, if any, with respect to such benefit programs. All unvested equity awards relating to our Common Stock held by Mr. Bruno were terminated. In exchange for the payments made pursuant to his retirement agreement, Mr. Bruno agreed for himself and his spouse, heirs and assigns to release any claims that he may have or have in the future against us and our affiliates, officers, directors and stockholders.

Director Compensation

The following table sets forth information regarding the compensation received by each of our directors during 2006:

Name	Fees Earned or Paid in Cash	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

Theodore C. Rogers (1)	—	—	—	—	—	—	—

Robert A. Crutcher	$32,771	$14,720	—	—	—	—	$47,491

Paul W. Jones	$ 97	$18,653	—	—	—	—	$18,750

Robert W. Korthals	$ 564	$56,011	—	—	—	—	$56,575

Gene E. Little	$56,575	—	—	—	—	—	$56,575

Edward G. Nelson	$54,082	—	—	—	—	—	$54,082

Robert L. Purdum	$43,000	—	—	—	—	—	$43,000

Robert C. Sharp	$41,788	—	—	—	—	—	$41,788

Timothy W. Sullivan (3)	—	—	—	—	—	—	—

________________________

(1)	Mr. Rogers, our chairman of the board, elected to forego the receipt of any director compensation in 2006.
(2)	Represents fees paid in the form of shares of our Common Stock.
(3)	Mr. Sullivan, our chief executive officer, is not compensated for being a director of our Company.

Retainer and Meeting Fees

As a result of Towers Perrin’s advice that our directors’ compensation was below the 25th percentile of comparable market data, and based on Towers Perrin’s recommendations, in October 2006, our Nominating and Governance Committee recommended and our Board approved an increase from $25,000 to $30,000 in the annual cash retainer fee to be paid to our non-employee directors, which fees will be payable in advance on a quarterly basis effective January 1, 2007. Our Board also adopted Non-Employee Directors Stock Fee Guidelines, pursuant to which our non-employee directors will receive as an additional retainer fee $55,000 worth of fully-vested shares of our Common Stock at each annual stockholders’ meeting or upon initial election or new appointment to our Board (with a prorated stock grant being made for non-employee directors whose initial election or new appointment occurs on or after July 1). The Stock Fee Guidelines became effective on January 1, 2007 and it is intended that any shares of our Common Stock will be issued pursuant to our 2004 Equity Incentive Plan (or our Omnibus Incentive Plan 2007 if approved by our stockholders at our Annual Meeting).

Our non-employee directors also receive $1,500 per Board and committee meeting attended. Our Board committee chairmen receive an additional fee of $1,000 per committee meeting. We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. Mr. Rogers, our chairman of the board, elected to forego the receipt of any director compensation in 2006. Our non-employee directors may elect to receive shares of our Common Stock in lieu of their cash fees.

Non-Employee Director Deferred Compensation Plan

Our non-employee directors may elect to defer payment of their fees (including stock fees, annual fees and meeting fees, but excluding reimbursement of expenses) pursuant to our non-employee directors deferred compensation plan. Under this plan, we have an account for each plan participant to record cumulative deferred fees. The accounts are denominated in the form of restricted common stock units issued pursuant to our 2004 Equity Incentive Plan (or our Omnibus Incentive Plan 2007 if approved by our stockholders at our Annual Meeting) in a number of shares equal to the amount of deferred fees divided by the market price of our Common Stock on the date the deferred compensation would have otherwise been paid. Effective January 1, 2007, our directors are able to invest their accounts in other investment options as may be made available, including in the form of restricted common stock units. The account becomes payable in cash or, with respect to the restricted common stock units, in shares of our Common Stock, at the discretion of the director, when the director’s service on our Board terminates. In the event of a change in control, all amounts deferred under this plan will become immediately payable.

Non-Employee Director Stock Ownership Guidelines

Based on the recommendations of Towers Perrin, in order to encourage the acquisition and retention of our Common Stock by non-employee directors to further align their economic interests with those of our stockholders, our Nominating and Corporate Governance Committee recommended and our Board adopted a guideline, effective as of January 1, 2007, encouraging our non-employee directors to own an amount of our Common Stock equal to at least three times their annual Board (excluding any committee or committee or Board chair retainers) cash retainer amount (or a total of $90,000 of our Common Stock) by December 31, 2009 (three years from January 1, 2007), or within three years of initial appointment or election for all newly serving non-employee directors.

Our Compensation Committee and Board have adopted a policy which prohibits our directors and executive officers from pledging our Common Stock as collateral security for personal loans or other obligations.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the above CD&A with our management and, based on such review and discussion, has recommended to our Board that the CD&A be included in our proxy statement for our Annual Meeting.

COMPENSATION COMMITTEE

Robert W. Korthals (Chairman)

Ronald A. Crutcher

Paul W. Jones

Edward G. Nelson

AUDIT COMMITTEE REPORT

Our Audit Committee is comprised entirely of independent directors (as defined for members of an audit committee NASDAQ’s listing standards). Our management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of The Public Company Accounting Oversight Board and issuing a report thereon. Our Audit Committee is responsible for monitoring these processes and is responsible for appointing our independent registered public accounting firm, subject to stockholder ratification, and approving the terms of the independent registered public accounting firm’s services.

Our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm, which policy was also approved by our Board. The services performed by the independent registered public accounting firm in 2006 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee and approved by the Board. Our Audit Committee met with our management and our independent registered public accounting firm five times during 2006.

Our Audit Committee has discussed with our independent registered public accounting firm the overall scope and plans for its independent audit. Our management represented to our Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. Discussions regarding our audited financial statements included the independent registered public accounting firm’s judgments about the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Our Audit Committee also discussed with the independent registered public accounting firm other matters required by Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees”, as amended by SAS No. 89, “Audit Adjustments” and SAS No. 90, “Audit Committee Communications”, and Rule 2-07 of Regulation S-X.

Our independent registered public accounting firm provided to our Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and our Audit Committee discussed the independent registered public accounting firm’s independence with management and auditors.

Based on our Audit Committee’s discussion with management and the independent registered public accounting firm, our Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to our Audit Committee, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Gene E. Little (Chairman)

Ronald A. Crutcher

Robert W. Korthals

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

Deloitte & Touche LLP served as our independent registered public accounting firm for 2006. A representative of Deloitte & Touche LLP is expected to be present at our Annual Meeting and will be given the opportunity to make a statement and answer appropriate questions that may be asked by stockholders.

Our Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for 2007, subject to stockholder ratification at our Annual Meeting.

Our Audit Committee Charter does not require that our stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but still may retain them. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte Entities”) for the years ended December 31, 2006 and 2005 were as follows:

Audit Fees

The aggregate fees billed for the audit of our 2006 and 2005 annual financial statements, for work in 2006 and 2005 in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to our internal control over financial reporting, for the reviews of the financial statements included in our 2006 and 2005 quarterly reports on Form 10-Q including services related thereto such as statutory audits, regulatory filings and for other attest services, were $779,000 and $818,000, respectively.

Audit-Related Fees

The aggregate fees billed for audit-related services for 2006 and 2005 were $683,000 and $5,000, respectively. These fees relate primarily to audits of our employee benefit plans and financial due diligence assistance performed in 2006 related to our pending acquisition of DBT GmbH.

Tax Fees

The aggregate fees billed for corporate tax services for 2006 and 2005 and due diligence assistance performed in 2006 related to our pending acquisition of DBT GmbH were $943,000 and $469,000, respectively. These fees were for tax consultation and planning provided by Deloitte & Touche LLP that were related to various federal, state and international issues.

All Other Fees

There were no other fees billed by the Deloitte Entities for 2006 or 2005.

Our Audit Committee considered the non-audit services provided by the Deloitte Entities and determined that the provision of such services was compatible with maintaining the Deloitte Entities’ independence. Our Board also adopted a policy prohibiting us from hiring the Deloitte Entities personnel at the manager or partner level who have been directly involved in performing auditing procedures or providing accounting advice to us. All services performed in connection with the fees reported under the headings Audit- Related Fees and Tax Fees were pre-approved by our Audit Committee.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

AMENDMENT AND RESTATEMENT OF THE

BUCYRUS INTERNATIONAL, INC. 2004 EQUITY INCENTIVE PLAN

(RENAMED THE BUCYRUS INTERNATIONAL, INC. OMNIBUS INCENTIVE PLAN 2007)

(Proposal 3)

General

We currently have in effect our Bucyrus International, Inc. 2004 Equity Incentive Plan (“2004 Plan”). The 2004 Plan became effective in July 2004. The aggregate number of shares of our Common Stock that are reserved for issuance under the 2004 Plan is 3,000,000 shares. As of the Record Date, 2,337,851 shares remain available for issuance under the 2004 Plan.

On February 15, 2007, our Board adopted the Amended and Restated 2004 Plan to:

•	Rename the 2004 Plan the “Bucyrus International, Inc. Omnibus Incentive Plan 2007” (the “Omnibus Plan”);
•	Expand the individuals to whom awards may be granted to include employees of, and consultants to, our affiliates;
•

Expand the types of awards that may be granted under the Omnibus Plan to include annual and long-term cash incentive awards, subject to annual limits on the amount of cash that may be paid under an award as specified in the Omnibus Plan;

•	Expand the list of performance goals that may be used in connection with an award, including awards intended to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m);
•

Permit our Board or our Compensation Committee to delegate administrative authority under the Omnibus Plan to another committee of the Board, a sub-committee or one or more of our officers, subject to restrictions imposed in the Omnibus Plan;

•	Impose minimum vesting periods for restricted stock and restricted stock units;
•

Eliminate the availability for future issuance of shares of our Common Stock tendered to pay the exercise price of a stock option or to pay withholding taxes from being available for future awards; and

•	Make other administrative changes and changes desirable for compliance with Internal Code Section 409A and Section 162(m).

The Omnibus Plan continues to reserve 3,000,000 shares of our Common Stock for issuance under the plan. The Omnibus Plan does not increase the number of shares available for issuance under the 2004 Plan.

The purpose of the Omnibus Plan is to better allow us to continue to utilize incentives to attract and retain the services of key individuals and other personnel essential to our long-term growth and financial success. We rely on incentive awards, as described in our CD&A, in order to attract and retain key employees, directors and other personnel and we believe such incentive awards are necessary for us to remain competitive in the marketplace for executive talent and other key personnel.

The following is a summary of the principal features of the Omnibus Plan. This summary, however, does not purport to be a complete description of all the provisions of the Omnibus Plan and is qualified in its entirety by reference to the copy of the Omnibus Plan, which is attached as Appendix A to this proxy statement.

If the Omnibus Plan is not approved, our 2004 Plan will continue in effect pursuant to its terms as in effect prior to the amendments described in this proposal.

Purpose and Eligibility

The Omnibus Plan provides for the grant of equity based awards, including restricted stock, restricted stock units, stock options, SARs, and other equity based awards, as well as cash awards, to directors, officers (including each of the named executive officers) and other employees, advisors and consultants who are employed by or provide services to us or our affiliates. As of the Record Date, in addition to our eight non-employee directors and four executive officers, there were approximately 120 employees, advisors and consultants eligible to participate in the Omnibus Plan.

Administration

The Compensation Committee of our Board administers the Omnibus Plan. Subject to the restrictions contained in the Omnibus Plan, our Compensation Committee has the authority, among other things, to determine who will be granted awards, the type of awards granted, and all of the terms and conditions of the awards, including but not limited to the number of shares of our Common Stock that will be subject to such award. Our Compensation Committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the Omnibus Plan and any awards granted under the Omnibus Plan and to make all other determinations necessary or advisable for the administration of the Omnibus Plan. Any awards granted by our Compensation Committee to our non-employee directors is subject to approval by our full Board.

Our Board may delegate to another committee of the Board or to one or more of our officers, or our Compensation Committee may delegate to a sub-committee or to one or more of our officers, some or all of the authority of our Compensation Committee under the Omnibus Plan. No delegation is effective, however, with respect to participants that are subject to Section 16b-3 of the Securities Exchange Act unless the delegation is to a committee of our Board composed of non-employee directors. Further limitations on this delegated grant authority are described above in the CD&A.

The Omnibus Plan prohibits our Compensation Committee from repricing, or cancelling and re-granting, any stock option or SAR granted under the Omnibus Plan, or from taking any action that would lower the exercise or grant price of any stock option or SAR award granted under the Omnibus Plan without first obtaining the approval of our stockholders. In addition, our Compensation Committee is prohibited from “back-dating” options or SARs.

Shares Reserved Under the Plan and Participant Limits

Subject to adjustment as described below, a maximum of 3,000,000 shares of our Common Stock are available for awards under the Omnibus Plan, including as incentive stock options. Shares issued under the Omnibus Plan may be authorized but unissued shares or treasury shares. If any shares subject to an award granted under the Omnibus Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares, those shares will again be available for awards under the Omnibus Plan. As of the Record Date, there were 2,337,851 shares remaining available for issuance of awards under the Omnibus Plan.

Subject to adjustment as described below, our Compensation Committee may not grant to any single individual in any single calendar year:

•	Options and/or SARs with respect to more than 240,000 shares of our Common Stock.
•	Restricted stock and/or restricted stock units with respect to more than 240,000 shares of our Common Stock.
•	Other stock-based awards that would provide payment or value of more than $1 million.
•	Annual cash incentive awards that would provide for payment of more than $5 million.
•	Long-term cash incentive awards that would provide for payment of more than $5 million.

Adjustments

If we are involved in a merger or other transaction in which our Common Stock is changed or exchanged; we subdivide or combine our Common Stock or we declare a dividend payable in our Common Stock, other securities or other property; we effect a cash dividend the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of our Common Stock at the time the dividend is declared, or we effect any other dividend or other distribution on our Common Stock in the form of cash, or a repurchase of shares of our Common Stock, that our Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our Common Stock; or any other event shall occur, which, in the judgment of our Board or Compensation Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Omnibus Plan, then, in each case, our Board or Compensation Committee must, in a manner it deems equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Omnibus Plan, adjust (i) the number and type of shares of Common Stock subject to the Omnibus Plan and which may, after the event, be made the subject of awards, including the per participant award limits; (ii) the number and type of shares of stock subject to outstanding awards; (iii) the grant, purchase or exercise price with respect to any award; and (iv) performance goals of an award.

Grants of Awards

Stock Options and SARs

Our Compensation Committee will determine all of the terms and conditions of stock options and SARs granted under the Omnibus Plan, except as otherwise delegated as described above. A stock option gives the participant the right to buy a share of our Common Stock, and may be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, or non-qualified stock options. SARs confer on the participant the right to receive an amount equal to the excess of the fair market value of a share of our Common Stock on the date of exercise over the grant price of the SAR, and may be granted alone or in tandem with another award, such as an option. SARs may be settled in cash, shares of our Common Stock, or a combination of cash and shares as determined by our Compensation Committee. The exercise price of an option and the grant price of an SAR granted under the Omnibus Plan will not be less than the fair market value of our Common Stock on the date of grant. The vesting of a stock option or SAR will be subject to such conditions as our Compensation Committee may determine, which may include the attainment of performance goals as well as continued employment with us or our affiliates. Options and SARs are exercisable over such period as our Compensation Committee determines, but the exercise period may not be more than 10 years from the date of grant.

Restricted Stock and Restricted Stock Units

Our Compensation Committee will determine all terms and conditions of awards of restricted stock and restricted stock units granted under the Omnibus Plan, except as otherwise delegated as described above. A share of restricted stock is a share of our Common Stock that is subject to a risk of forfeiture or restrictions on transfer, or a combination of a risk of forfeiture and restrictions on transfer. A restricted stock unit confers on the participant the right to receive a share of our Common Stock or its equivalent value in cash, at the end of a specified period. The risk of forfeiture and restrictions on transferability will lapse, or the payment of restricted stock will occur, upon those circumstances that our Compensation Committee determines, which may include the attainment of performance goals (which must be for a period of at least one year) or continued employment with us or our affiliates (which must be a period of at least three years from the date the award is made). Our Compensation Committee may provide that in the event of a participant’s death, disability or retirement, or in the event of a change in control, the risk of forfeiture and restrictions on transfer will lapse, or the payment of restricted stock units will occur, immediately. Unless our Compensation Committee specifies otherwise, dividends paid on shares of restricted stock or on restricted stock units will be deferred during the restricted period applicable to these awards and paid in cash on the same date as the award to which the dividends relate vest.

Other Stock-Based Awards

Our Compensation Committee may grant other stock-based awards, the form and terms of which will be determined by our Compensation Committee, consistent with the purposes of the Omnibus Plan. The vesting or payment of one of these awards may be made subject to the attainment of performance goals as well as to continued employment with us or our affiliates.

Cash Incentive Awards

Our Compensation Committee may also grant annual and long-term incentive awards, which provide for a cash payment to the participant to the extent one or more performance goals, as chosen by our Compensation Committee, are achieved. Annual incentive awards will generally have a one-year performance period and long-term incentive awards will have a performance period of more than one year.

Non-Employee Director Stock and Stock Units

The Omnibus Plan also provides for the issuance of shares of our Common Stock to our non-employee directors in payment of director fees, or if such a director elects to receive, in the form of stock, payment of the fees (including annual fees and meeting fees) to which the non-employee director would otherwise be entitled. In addition, the Omnibus Plan provides for the issuance of restricted stock units for the purpose of fulfilling our obligations under the Non-Employee Directors Deferred Compensation Plan.

Performance Goals

Our Compensation Committee may base performance goals for awards under the Omnibus Plan on one or more of the following criteria with respect to us or any one or more of our subsidiaries, affiliates or other business units, determined in accordance with generally accepted accounting principles, where applicable:

•	earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items;

•	net income, before or after extraordinary or special items; return on equity (gross or net), before or after extraordinary or special items;

•	return on assets, before or after extraordinary or special items; earnings per share, before or after extraordinary or special items;

•	stock price;

•	net sales;

•	cost of sales;

•	revenue;

•	gross income;

•	net income;

•	operating income;

•	income from continuing operations;

•	earnings per share (including diluted earnings per share);

•	price per share;

•	cash flow;

•	net cash provided by operating activities;

•	net cash provided by operating activities less net cash used in investing activities;

•	net operating profit; ratio of debt to debt plus equity; return on stockholder equity;

•	return on capital;

•	return on assets;

•	operating working capital;

•	average accounts receivable;

•	average inventories;

•	economic value added;

•	product quality; and

•	efficiency; labor utilization; and/or customer satisfaction.

Our Compensation Committee may also establish other performance goals for an award if our Compensation Committee determines that the award will not be considered “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Amendment and Termination

The Omnibus Plan will expire in June 2014, unless terminated earlier by our Board. Our Board or Compensation Committee may amend the Omnibus Plan at any time, provided that any amendment that would require Board approval to comply with applicable laws or stockholder approval in order for the Omnibus Plan to continue to qualify under Section 162(m) of the Internal Revenue Code or to comply with securities laws, other applicable laws or regulations, or the listing requirements of any principal securities exchange or market on which our Common Stock is then traded will not be effective prior to obtaining the required approval. Stockholder approval must also be obtained for an amendment to materially increase the number of shares of our Common Stock reserved for issuance under the Omnibus Plan, any award limits set forth in the Omnibus Plan, or an amendment that would diminish the protections afforded in regards to repricing and backdating.

New Plan Benefits

We cannot currently determine the awards that may be granted under the Omnibus Plan in the future to the executive officers named in this proxy statement, other officers, directors or other persons. Our Compensation Committee will make such determinations from time to time, subject to our Board’s approval of awards made to non-employee directors.

Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to awards granted under the Omnibus Plan under current tax law, and other general tax consequences of awards granted under the Omnibus Plan.

Options Grants and Stock Appreciation Rights

Option Grants. Options granted under the Omnibus Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which do not meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the participant at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition of the Common Stock acquired under the option is made after the participant has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the participant will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the participant. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

If the participant makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction in the same amount as is recognized by the participant as income. In no other instance will we be allowed a deduction with respect to the participant’s disposition of the purchased shares.

Non-Statutory Options. No taxable income is recognized by an participant upon the grant of a non-statutory option. The participant will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our Common Stock on the exercise date).

Stock Appreciation Rights. No taxable income is recognized upon receipt of an SAR. The participant will recognize ordinary income, in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of our Common Stock on the exercise date over the grant price in effect for the exercised right. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of an SAR. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Omnibus Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our Common Stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Omnibus Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant will not recognize taxable income at the time an annual or long-term incentive award is made. A participant will recognize ordinary income at the time a payment is made under an incentive award equal to the amount of cash paid and we will be entitled to a corresponding deduction in the same amount and at the same time.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to their chief executive officer or any of their four other most highly compensated executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be “performance-based.” The Omnibus Plan is designed so that awards granted to the covered individuals may meet the Internal Revenue Code Section 162(m) requirements for performance-based compensation.

Code Section 409A

Certain types of awards under the Omnibus Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Internal Revenue Code. Unless certain requirements set forth in Section 409A are complied with, recipients of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Omnibus Plan and awards granted under the Omnibus Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A. To the extent that we determine that any award granted under the Omnibus Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A. The Omnibus Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the participant. A description of payments to be made by us to certain executive officers upon a change in control is located in the CD&A.

Withholding

Not later than the date as of which an amount first becomes includible in the gross income of a participant for federal income tax purposes with respect to any award under the Omnibus Plan, the participant will be required to pay to us, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by our Compensation Committee, withholding obligations arising with respect to awards may be settled with shares of our Common Stock, including shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement (other than shares of restricted stock). Our obligations under the Omnibus Plan are conditional on such payment or arrangements, and we and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to participant. Our Compensation Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of our Common Stock.

Grants and Issuances of Shares Under the Amendment

As of the Record Date, no equity awards had been granted under the Omnibus Plan for which stockholder approval of the Omnibus Plan was required. We granted annual cash bonus awards under the Omnibus Plan to 112 individuals with regard to the 2007 performance period. The annual cash bonus awards made to our named executive officers are contingent upon our stockholders’ approval of the Omnibus Plan, and the awards will be terminated if the Omnibus Plan is not approved by our stockholders.

On the Record Date, the closing price per share of our Common Stock on the Nasdaq Global Market was $50.53.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2006.

Plan category	Number of shares to be issued upon the exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by stockholders:

1998 Management Stock Option Plan	9,600	(1)	$8.33	246,000

2004 Equity Incentive Plan	81,146	(2)	$39.763	2,372,426	(3)

Equity compensation
plans not approved by
stockholders	n/a		n/a	n/a

Total	90,746		n/a	2,618,426

________________________

(1) Represents the number of shares of our Common Stock that will be issued upon the exercise of outstanding stock options.

(2) Represents the number of shares of our Common Stock issuable upon the exercise of 350,100 outstanding SARs calculated using the closing price of our Common Stock as of December 31, 2006.

(3) SARs reduce the number of shares remaining available for future issuance on a one-for-one basis.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE OMNIBUS PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file with the SEC and with the NASDAQ Stock Market reports of ownership and changes in ownership of our Common Stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of such reports furnished to us or written representations that no other reports were required, we believe that, during 2006, our directors and executive officers complied with all applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

A stockholder who intends to present a proposal for action at any annual meeting and who desires that such proposal be included in our proxy materials must submit the proposal to us in advance of the meeting. Proposals for our annual meeting to be held in 2008 must be received by us at our principal office, directed to the attention of the Secretary, no later than December 1, 2007. Under SEC rules relating to the discretionary voting of proxies at stockholder meetings, if a proponent of a matter for stockholder consideration (other than a stockholder proposal) fails to notify us at least 45 days prior to the month and day of mailing the prior year’s proxy statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. Therefore, any such matters must be received by us by February 14, 2008 in the case of our 2008 annual meeting of stockholders. We are not aware of any such proposals for our Annual Meeting. Our Bylaws also establish advance notice procedures as to (i) business to be brought before an annual meeting of stockholders other than by or at the direction of our Board; (ii) the nomination, other than by or at the direction of our Board, of candidates for election as directors; and (iii) the request to call a special meeting of stockholders. Under our Bylaws, written notice of stockholder proposals for our 2008 annual meeting which are not intended to be considered for inclusion in next year’s annual meeting proxy materials (stockholder proposals submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934) must be received by us at our principal office, directed to the attention of the Secretary, not less than 90 nor more than 120 days before the first anniversary of this year’s meeting, and must contain the information specified in our Bylaws. Any stockholder who wishes to take such action should obtain a copy of the Bylaws and may do so by written request addressed to our Secretary at our principal executive offices.

COST OF PROXY SOLICITATION

We will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of our Board. In addition to using the mail services, our officers and other regular employees, without additional remuneration, may solicit proxies in person and by telephone, e-mail or facsimile transmission. We have retained LaSalle Bank N.A. to serve as inspectors of election for our Annual Meeting. We will reimburse brokers, nominees and custodians who hold our Common Stock in their names and who solicit proxies from the beneficial owners for out-of-pocket and reasonable clerical expenses.

OTHER MATTERS

Pursuant to the rules of the SEC, services that deliver our communications to our stockholders through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and this proxy statement. Upon written request, we will promptly deliver a separate copy of our annual report to stockholders and/or this proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify us of their requests in writing and addressed to Investor Relations, Bucyrus International, Inc., Post Office Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172.

ANNUAL REPORT

We are mailing our Annual Report to Stockholders, including our audited financial statements for the year ended December 31, 2006, with this proxy statement, although the Annual Report is not a part of this Proxy Statement or a part of the proxy soliciting material.

We will furnish to any stockholder, without charge, a copy of our 2006 Annual Report on Form 10-K. Requests for the Form 10-K must be in writing and addressed to Investor Relations, Bucyrus International, Inc., Post Office Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172. The Form 10-K can also be viewed or requested on our Internet site (www.bucyrus.com).

By Order of our Board of Directors,

Bucyrus International, Inc.

/s/Craig R. Mackus

Craig R. Mackus

Chief Financial Officer and Secretary

South Milwaukee, Wisconsin

March 22, 2007

Appendix A

BUCYRUS INTERNATIONAL, INC.

OMNIBUS INCENTIVE PLAN 2007

(FEBRUARY 2007 AMENDMENT AND RESTATEMENT)

TABLE OF CONTENTS

BUCYRUS INTERNATIONAL, INC.

OMNIBUS INCENTIVE PLAN 2007

(FEBRUARY 2007 AMENDMENT AND RESTATEMENT)

1.	Purpose; Types of Awards; Effective Date	1

2.	Definitions	1

3.	Administration	6

4.	Eligibility	7

5.	Stock Subject to the Plan; Participants’ Limitations	7

6.	Specific Terms of Awards	8

7.	General Provisions	12

-i-

BUCYRUS INTERNATIONAL, INC.

OMNIBUS INCENTIVE PLAN 2007

(FEBRUARY 2007 AMENDMENT AND RESTATEMENT)

          1.     Purpose; Types of Awards; Effective Date.

          The purposes of the Bucyrus International, Inc. Omnibus Incentive Plan 2007 (February 2007 Amendment and Restatement), formerly called the 2004 Equity Incentive Plan, (the “Plan”) are to provide incentives to non-employee directors, selected officers and other employees, advisors and consultants of Bucyrus International, Inc. (the “Company”), or any Affiliate of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers or employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Affiliates and to promote the success of the Company’s business. The Plan provides for the grant of stock options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, as well as cash incentive awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements. The Plan was initially adopted effective June 30, 2004. The Plan, as amended and restated herein, is effective on February 15, 2007, subject to approval by the Company’s stockholders.

          2.     Definitions.

                  For purposes of the Plan, capitalized terms shall be defined as set forth below:

(a)

“Affiliate” has the meaning given in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(b)	“Annual Incentive Award” means the right to receive a cash payment to the extent one or more Performance Goals are achieved as measured over a period of one year or less.

(c)	“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, Annual Incentive Award, or Long-Term Incentive Award granted under the Plan.

(d)	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(e)	“Board” means the Board of Directors of the Company.

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(f)

“Cause” with respect to any Grantee, shall have the definition set forth in an individual employment, severance or other similar agreement between such Grantee and the Company or one of its Affiliates as then in effect or, if there is no such agreement or definition in any such agreement, Cause shall mean any of the following: (i) the continued failure by the Grantee substantially to perform his or her duties and obligations to the Company or any of its Affiliates, including without limitation repeated refusal to follow the reasonable directions of the Grantee’s employer, knowing violation of law in the course of performance of the duties of Grantee’s employment with the Company or any of its Affiliates, repeated absences from work without a reasonable excuse, and intoxication with alcohol or illegal drugs while on the Company’s premises or that of any of the Company’s Affiliates during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) fraud or material dishonesty against the Company or any of its Affiliates; or (iii) a conviction or plea of guilty or nolo contendre for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Committee in its sole discretion.

(g)

“Change in Control” means a change in control of the Company, which will be deemed to have occurred under the triggering events specified as such under any shareholder rights plan adopted by the Company as then in effect or, if none, then upon the occurrence of any of the following:

(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, or (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)

there is consummated a merger or consolidation of the Company or any Subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of, the entity surviving such merger or

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consolidation or, if the Company or the entity surviving such merger is then a Subsidiary, the ultimate parent thereof; or

(iv)

the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Notwithstanding the foregoing, if an Award is considered deferred compensation subject to the provisions of Section 409A of the Code, and if a payment under such Award is triggered upon a “Change in Control,” then the foregoing definition shall be deemed amended as necessary to comply with Section 409A of the Code and the Award Agreement may include such modified definition.

(h)

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i)	“Committee” means the Compensation Committee of the Board, or any successor committee thereto.

(j)	“Company” means Bucyrus International, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k)	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(l)

“Director Fees” means any amount paid to a Non-Employee Director, including annual retainer and committee meeting fees, but excluding any payment or reimbursement with respect to a Non-Employee Director’s expenses arising from his or her service as a member of the Board.

(m)

“Disability” shall have the meaning set forth in the Company’s long-term disability benefits policy; provided that, if the term is used in an ISO Award Agreement, the term “Disability” has the meaning given in Section 22(e)(3) of the Code.

(n)	“Effective Date” means February 15, 2007, the date that the amended and restated Plan was approved by the Board.

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(o)

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations promulgated under such provision.

(p)

“Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean the closing last reported sales price per share of Stock on the national securities exchange (or other market) on which the Stock is then principally traded on the applicable date, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange or market.

(q)	“Grantee” means a person who has been granted an Award.

(r)	“ISO” (Incentive Stock Option) means an Option that meets the requirements of Section 422 of the Code.

(s)	“Long-Term Incentive Award” means the right to receive a cash payment to the extent one or more Performance Goals are achieved over a period of more than one year.

(t)	“Non-Employee Director” means any director of the Company who is not also employed by the Company or any of its Subsidiaries.

(u)	“Non-Employee Director Stock Grant” means an Award of unrestricted shares of Stock granted to a Non-Employee Director under Section 6(f) in lieu of payment of such individual’s Director Fees.

(v)	“NQSO” (Non-Qualified Stock Option) means any Option that does not meet the requirements of an ISO.

(w)

“Option” means a right to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(x)

“Other Stock-Based Award” means a right or other interest granted under Section 6(g) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(y)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)

“Performance Goals” means the performance goals based on one or more of the following criteria as selected by the Committee with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units, segments, geographic region, product lines or business or administrative designations, as the Committee specifies: net sales; cost of sales; revenue; gross income; net

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income; operating income; income from continuing operations; earnings (including before taxes, and/or interest and/or depreciation and amortization); earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; ratio of debt to debt plus equity; return on shareholder equity; return on capital; return on assets; operating working capital; average accounts receivable; average inventories; economic value added; product quality; efficiency; labor utilization; and/or customer satisfaction. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, but, unless otherwise determined by the Committee, will exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Section 162(m) of the Code, the Committee may establish other Performance Goals not listed in this Plan.

(aa)	“Plan” means this Bucyrus International, Inc. Omnibus Incentive Plan 2007 (February 2007 Amendment and Restatement), as amended from time to time.

(bb)	“Plan Year” means a calendar year.

(cc)

“Restricted Stock” means an Award of shares of Stock that may be subject to certain restrictions on transfer, a risk of forfeiture, or a combination of restrictions on transfer and a risk of forfeiture.

(dd)

“Restricted Stock Unit” or “RSU” means a right to receive Stock, an amount of cash, or a combination of Stock and cash, equal to the Fair Market Value of a share of Stock at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(ee)

“Retirement” means, unless otherwise determined by the Committee and set forth in an Award Agreement: (1) for employees, early or normal retirement as defined in the Bucyrus International, Inc. Salaried Employees Retirement Plan, or any successor plan thereto; and (2) for Non-Employee Directors, termination of service on or after the retirement age specified in the Company’s Corporate Governance Guidelines for directors. For all other Participants, the term “Retirement” shall be defined in the Award Agreement.

(ff)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

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(gg)	“Stock” means shares of the Class A common stock, par value $0.01 per share, of the Company.

(hh)	“Stock Appreciation Right” or “SAR” means the right to be paid an amount measured by the appreciation in the value of Stock from the date of grant to the date of exercise of the right.

(ii)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

          3.          Administration.

          (a)         General Authority. The Committee shall have the authority, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: grant Awards; determine the eligible persons to whom and the time or times at which Awards shall be granted; determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate or the amount that may become payable under an Award, and the terms, conditions, restrictions and performance criteria relating to any Award, including but not limited to the effect of a Change in Control upon any Award; determine, at the time of grant or thereafter, whether and to what extent the vesting or payment of any Award may be accelerated; determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; construe and interpret the Plan and any Award; prescribe, amend and rescind rules and regulations relating to the Plan; and determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee).

          (b)         Delegation. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to a sub-committee or one or more officers of the Company, any or all of the authority and responsibility of the Committee under the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Grantees subject to Rule 16b-3 at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation. If at any time the Committee shall not be in existence, the Board shall administer the Plan.

          The Committee may also delegate to one or more of its members or to one or more agents (including the Company) such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

          (c)         Decisions Final. All decisions, determinations and interpretations of the Committee shall be made in its sole discretion and shall be final and binding on all persons, including but not limited to the Company, any Affiliate of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

          (d)         Liability of Committee. No member of the Board or Committee, nor any delegee thereof, shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

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          4.         Eligibility.

                      Awards may be granted to such Non-Employee Directors, officers and other employees, advisors or consultants of the Company or any Affiliate of the Company as the Committee selects. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares of Stock to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Notwithstanding the foregoing, any Awards made by the Committee to a Non-Employee Director shall be subject to approval by the Board.

          5.         Stock Subject to the Plan; Participants’ Limitations.

          (a)        Shares Reserved. The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 3,000,000, subject to adjustment as provided herein. All of the shares of Stock reserved for grant hereunder may be awarded in the form of ISOs. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

          (b)        Replenishment of Shares. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares of Stock to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares of Stock shall no longer be available for Awards under the Plan.

          (c)       Award Limits. Subject to adjustment as provided herein, an individual Grantee may not receive in any Plan Year:

(i)	Options or SARs with respect to more than 240,000 shares of Stock;

(ii)	Restricted Stock and/or Restricted Stock Units with respect to more than 240,000 shares of Stock;

(iii)	Other Stock-Based Awards (granted pursuant to Section 6(g)) the maximum value of the aggregate payment of which is more than $1 million;

(iv)	an Annual Incentive Award that would pay more than $5,000,000; and

(v)	a Long-Term Incentive Award that would pay more than $5,000,000.

Determinations made in respect of the limitations set forth in this subsection shall be made in a manner consistent with Section 162(m) of the Code to the extent applicable.

          (d)       Adjustments. If (i) the Company shall at any time be involved in a merger or other transaction in which the shares of Stock are changed or exchanged; (ii) the Company shall subdivide or combine the shares of Stock or the Company shall declare a dividend payable in shares of Stock or other securities; (iii) the Company shall effect any dividend or other distribution on the Stock in the form of cash, or a repurchase of Stock, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or

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reorganization involving the Stock; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then in any such case the Board or Committee shall, in such manner as it may deem equitable, adjust any or all of: (A) the number and type of shares of Stock subject to this Plan and which may after the event be made the subject of Awards under this Plan, including the Award limits described in subsection (c), (B) the number and type of shares of Stock subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any outstanding Award, and/or (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code to lose its status as such, the Performance Goals of an Award.

          Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change in Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each share of Stock then subject to an Award and the shares of Stock subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

          6.          Specific Terms of Awards.

          (a)        General. The Committee is authorized to grant the Awards described in this Section 6, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or an Affiliate of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, if any. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (b)        Options. The Committee is authorized to grant Options on the following terms and conditions:

(i) Type of Option. The Award Agreement evidencing the grant of an Option shall designate the Option as an ISO or an NQSO.

             (ii)     Exercise Price and Manner of Exercise. The Committee shall determine the exercise price per share of Stock purchasable under an Option, but in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The Committee shall determine the manner of payment of the exercise price, including but not limited to payment in cash, by an exchange of Stock previously owned by the Grantee, by having the Company withhold shares of Stock otherwise deliverable under the Option, through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or any combination of the above.

             (iii)    Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such

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circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Company or its designated agent.

          (iv)        Termination of Employment or Service. An Option may not be exercised unless the Grantee is then a director of, in the employ of, or otherwise providing services to the Company or an Affiliate of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option. No Option may be amended to extend the exercise period in a manner that would cause an Option that is intended to be exempt from Section 409A of the Code to become subject to the provisions thereof.

          (v)          Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe or as may be required by applicable law.

(c) SARs. The Committee is authorized to grant SARs on the following terms and conditions:

          (i)          In General. The Committee may grant SARs in tandem with an Option, or SARs that are granted on a “stand-alone” basis. Unless the Committee determines otherwise, an SAR (A) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (B) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment due upon exercise of an SAR may be made in cash, Stock, or property as specified in the Award Agreement or determined by the Committee

          (ii)         Grant Price. The Committee shall determine the grant price of the SAR, but in no event shall the grant price be less than the Fair Market Value of a share of Stock on the date of grant of such SAR; provided, that in the case of an SAR granted in tandem with an Option, the grant price of the SAR shall be equal to the exercise price of the underlying Option.

          (iii)        Term and Exercisability of SARs. Subject to paragraph (i) above, SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. Subject to paragraph (i) above, an SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR has become exercisable, by giving written notice of such exercise to the Company or its designated agent.

          (iv)        Termination of Employment or Service. An SAR may not be exercised unless the Grantee is then a director of, in the employ of, or otherwise providing services to the Company or an Affiliate of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of the SAR, in the event of specified terminations, to a date not later than the expiration date of such SAR. No SAR may be amended to extend the exercise period in a manner that would cause an SAR that is intended to be exempt from Section 409A of the Code to become subject to the provisions thereof.

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          (v)         Other Provisions. SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock on the following terms and conditions:

          (i)          Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any (collectively, the “restrictions”), as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Notwithstanding the foregoing, subject to paragraph (ii), if the restrictions imposed on Restricted Stock lapse on the basis of the passage of time, the minimum period of restriction shall be three (3) years from the date of grant of the Restricted Stock, and if the restrictions lapse upon the attainment of Performance Goals, the performance period must be a minimum of one year. Except to the extent restricted under the Award Agreement, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

          (ii)         Forfeiture. Upon termination of employment with or service to the Company or any Affiliate, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that the restrictions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes (such as death, Disability or Retirement) or upon a Change in Control.

          (iii)        Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Company shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

          (iv)        Dividends. Unless the Committee specifies otherwise in an Award Agreement, dividends paid on Restricted Stock shall be deferred and paid in cash on the same date as the Restricted Stock to which they relate vests; provided that Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units on the following terms and conditions:

          (i)          Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for RSUs by the Committee. The Committee may place restrictions on RSUs that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Notwithstanding the foregoing, subject to paragraph (ii), if the deferral period for RSUs is based solely on the passage of time, the minimum deferral period shall be three (3) years from the date of grant of the Restricted Stock Unit, and if the deferral period relates to the attainment of Performance Goals, the performance period must be a minimum of one year.

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          (ii)         Forfeiture. Upon termination of employment with or service to the Company or any Affiliate, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such RSUs relate, all RSUs and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes (such as death, Disability or Retirement), or in the event of a Change in Control.

          (iii)        Non-Employee Director Deferred Compensation Awards. The Committee is authorized to grant RSUs pursuant to this Section 6(e)(iii) for the purpose of fulfilling the Company’s obligations under its Amended and Restated Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”); provided, that certain terms and conditions of the grant and payment of such RSUs set forth under the Director Deferred Compensation Plan (and only to the extent set forth in such plan) shall supercede the terms generally applicable to RSUs granted under the Plan. RSUs granted under this paragraph need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Director Deferred Compensation Plan.

          (f)      Non-Employee Director Stock Grants. The Committee is authorized to grant shares of Stock to Non-Employee Directors in payment of Director Fees or in lieu of a cash payment, or if such a director elects to receive his or her cash Director Fees in the form of shares of Stock to the extent permitted by the Committee. Such shares of Stock shall be awarded at such times as the Company shall otherwise pay to Non-Employee Directors their Director Fees (the “Fee Payment Date”). The number of shares of Stock to be issued in lieu of Director Fees pursuant to this Section 6(f) shall be determined by dividing (i) the amount otherwise to be paid to such Non-Employee Director on a Fee Payment Date by (ii) the Fair Market Value of a share of Stock as of such Fee Payment Date; provided, that fractional shares resulting from such calculation shall be paid in cash. Such shares of Stock shall be immediately vested and non-forfeitable and a certificate (or book entry registration) in respect of such shares shall be issued promptly following such Fee Payment Date to such Non-Employee Director.

          (g)      Other Stock-Based Awards. The Committee is authorized to grant Other Stock-Based Awards to Grantees in such form as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

          (h)      Annual Incentive Awards. The Committee is authorized to grant Annual Incentive Awards to Grantees. The Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that the Performance Goals subject to an Award are deemed achieved, in whole or part, upon a Grantee’s death, Disability or Retirement, or such other circumstances as the Committee may specify; and (ii) the performance period must relate to a period of one year except that, if the Award is made at the time of commencement of employment or service with the Company or an Affiliate or on the occasion of a

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promotion or similar event, then the Award may relate to a period shorter than one year. In addition, the Committee may specify in the Award Agreement that payment of an Annual Incentive Award will be made in whole or part, regardless of the achievement of Performance Goals or length of the Performance Period, upon the occurrence of a Change in Control.

          (i)          Long-Term Incentive Awards. The Committee is authorized to grant Long-Term Incentive Awards to Grantees. The Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that the Performance Goals subject to an Award are deemed achieved, in whole or part, upon a Grantee’s death, Disability or Retirement, or such other circumstances as the Committee may specify; and (ii) the performance period must relate to a period of more than one year. In addition, the Committee may specify in the Award Agreement that payment of Long-Term Incentive Award will be made, regardless of the achievement of Performance Goals or length of the Performance Period, in whole or part, upon the occurrence of a Change in Control.

          7.          General Provisions.

          (a)         Nontransferability. Unless otherwise provided in an Award Agreement or permitted by the Committee, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

          (b)         No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as a director or consultant of the Company or any Affiliate of the Company, or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement, or to interfere with or limit in any way the right of the Company or any such Affiliate to terminate such Grantee’s employment, or director or independent contractor relationship. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Grantee who transfers employment between the Company and its Affiliates, or between the Company’s Affiliates, will not be considered to have terminated employment;

               (ii)         a Grantee who ceases to be a Non-Employee Director or consultant or advisor because he or she becomes an employee of the Company or an Affiliate of the Company shall not be considered to have ceased service as a Non-Employee Director, consultant or advisor with respect to any Award until such Grantee’s termination of employment with the Company and its Affiliates;

               (iii)        a Grantee who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant or advisor to the Company or any Affiliate shall not be considered to have terminated employment until such Grantee’s service as a director of, or consultant or advisor to, the Company and its Affiliates has ceased; and

               (iv)        a Grantee employed by, or a director, consultant or advisor providing services solely to, an Affiliate will be considered to have terminated employment or service when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if

12

a Grantee’s termination of employment or service triggers the payment of compensation under such Award, then the Grantee will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A.

(c) Taxes.

              (i)          Withholding. The Company or any Affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award, and the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have a portion of the shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

              (ii)         No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Grantee or any other person with an interest in an Award that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A, Code Section 422 or any other applicable tax law shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

          (d)        Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 5(d), neither the Committee nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant nor allow a Grantee to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.

(e) Amendment and Termination of the Plan. The Board or Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that:

              (i)          the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

              (ii)         stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Stock are then traded or (D) any other applicable law; and

(iii) stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase the number of shares of Stock specified in Section 5(a) or the

13

per participant Award limits in Section 5(c) (except as permitted by Section 5(d)); or (B) an amendment that would diminish the protections afforded by Section 7(d).

          Notwithstanding the foregoing, no amendment to or termination of the Plan shall adversely affect any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan; provided that, with respect to Awards granted on and after January 1, 2007, Grantee consent need not obtained for the modification of the Plan or any Award Agreement to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the shares of Stock are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company.

          (f)       Foreign Participants. To assure the viability of Awards granted to Grantees employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the stockholder approval provisions of subsection (e) hereof.

          (g)      Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on June 30, 2014, the tenth anniversary of the initial effective date of the Plan. No Awards shall be granted under the Plan after such expiration date. Notwithstanding the foregoing, the authority of the Committee to administer the Plan and the authority of the Board and Committee to amend the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Grantees with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

          (h)      Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

          (i)       Deferrals. The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan, subject to the provisions of Section 409A of the Code.

          (j)       No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

          (k)      Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

          (l)       No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property

14

shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(m) Regulations and Other Approvals.

          (i)       The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and the applicable laws, rules and regulations of non-U.S. jurisdictions, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Company.

          (ii)      Each Award is subject to the requirement that, if at any time the Company or Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law or any applicable law, rule or regulation of a non-U.S. jurisdiction, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company or Committee.

          (iii)     In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Company may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

          (iv)      The Company may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Company shall determine is necessary or desirable to further the Company’s interests.

          (n)    Governing Law; Venue; Limitations on Actions. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

          (o)    Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposals 2 and 3.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

								FOR	AGAINST	ABSTAIN
1.	Election of Directors:					2.	Proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2007.	☐	☐	☐
	Nominees:
			FOR ALL	WITHHELD FOR ALL	FOR ALL EXCEPT			FOR	AGAINST	ABSTAIN
	01 02 03	Edward G. Nelson Theodore C. Rogers Robert C. Scharp	☐	☐	☐	3.	Proposal to approve an amendment to, and restatement of, the Bucyrus International, Inc. 2004 Equity Incentive Plan.	☐	☐	☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)
In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting.

Dated:__________________________________________, 2007
__________________________________________________________
Signature
__________________________________________________________
Signature if held jointly

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation. please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲FOLD AND DETACH HERE▲

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

PROXY	PROXY
BUCYRUS INTERNATIONAL, INC. 1100 Milwaukee Avenue South Milwaukee, WI 53172

2007 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Craig R. Mackus and John F. Bosbous, and each of them, as Proxies, each with full power of substitution, and hereby authorizes them to vote, as designated below, all Class A Common Shares of Bucyrus International, Inc. held of record by the undersigned on March 13, 2007, that the undersigned is entitled to vote and would possess if personally present, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, April 25, 2007 at Discovery World, 500 North Harbor Drive, Milwaukee, Wisconsin and any adjournment or postponement thereof. All Proxies present at the meeting, and if only one is present, then that one, may exercise the power granted hereunder.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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